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As filed with the Securities and Exchange Commission on June 7, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NEXEN INC.
(Exact name of Registrant as specified in its charter)

Canada (Province or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	98-6000202 (I.R.S. Employer Identification No., if applicable)

801 - 7th Avenue S.W. Calgary, Alberta, Canada, T2P 3P7 (403) 699-4000 (Address and telephone number of Registrant's principal executive offices)

Nexen Petroleum U.S.A. Inc.,
5601 Granite Parkway, Suite 1400
Plano, Texas, 75024
(972) 450-4600
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
Eric B. Miller Nexen Inc. 801 - 7th Avenue S.W. Calgary, Albert, Canada T2P 3P7 (403) 699-4000	William S. Osler Bennett Jones LLP 4500, 855 - 2nd Street S.W. Calgary, Albert, Canada T2P 4K7 (403) 298-3100	Andrew J. Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, N.Y. 10019-6064 (212) 373-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

Province of Alberta, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below):
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box.  ☒

 CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration fee (3)
Common Shares (no par value, and accompanying Common Share purchase rights)
Class A Preferred Shares
Senior Debt Securities
Subordinated Debt Securities
Subscription Receipts
Warrants to Purchase Equity Securities
Warrants to Purchase Debt Securities
Units
Total (4)	U.S.$4,000,000,000	U.S.$4,000,000,000	U.S.$464,400

(1)
There are being registered under this registration statement such indeterminate number of Common Shares, Class A Preferred Shares, Senior Debt Securities, Subordinated Debt Securities, Subscription Receipts, Warrants to Purchase Equity Securities, Warrants to Purchase Debt Securities and Units as shall have an aggregate initial offering price of U.S.$4,000,000,000. Any securities registered by this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement.

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

(3)
An aggregate of U.S.$139,500 of the amount of the registration fee was previously paid in connection with U.S.$2,500,000,000 of unissued securities registered under the registration statement on Form F-10 (File No. 333-159551) initially filed on May 28, 2009, which unsold securities are hereby deregistered. Accordingly, pursuant to Rule 457(p) under the Securities Act, U.S.$139,500 is being offset against the total registration fee due for this registration statement.

(4)
If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement.

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

 PART I

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

I-1

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell or accept offers to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 7, 2011

Base Shelf Prospectus

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue

Nexen Inc.
U.S.$4,000,000,000
Common Shares
Class A Preferred Shares
Senior Debt Securities
Subordinated Debt Securities
Subscription Receipts
Warrants to Purchase Equity Securities
Warrants to Purchase Debt Securities
Units

We may from time to time during the 25-month period that this prospectus (the "Prospectus"), including any amendments, remains valid, sell under this Prospectus up to U.S.$4,000,000,000 (or the equivalent in other currencies or currency units) aggregate initial offering price of our common shares ("Common Shares"), Class A preferred shares ("Preferred Shares") (the Common Shares and the Preferred Shares are together referred to as the "Equity Securities"), senior debt securities (the "Senior Debt Securities"), subordinated debt securities (the "Subordinated Debt Securities"), which may include Senior Debt Securities or Subordinated Debt Securities convertible into our Common Shares (the Subordinated Debt Securities and the Senior Debt Securities are together referred to as the "Debt Securities"), subscription receipts ("Subscription Receipts"), warrants to purchase Equity Securities ("Equity Warrants"), warrants to purchase Debt Securities ("Debt Warrants") (the Equity Warrants and the Debt Warrants are together referred to as the "Warrants") and/or units comprised of one or more of the other securities described in the Prospectus (the "Units"). The Equity Securities, Debt Securities, Subscription Receipts, Warrants and Units are together referred to as the "Securities".

Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale. The specific variable terms of any offering of Securities will be set forth in a supplement to this Prospectus relating to such Securities (each, a "Prospectus Supplement"), which will accompany this Prospectus, including where applicable: (i) in the case of Equity Securities, the designation of the particular class and, if applicable, series, the number of shares offered, the currency (which may be United States dollars or any other currency), the issue price (in the event the offering is a fixed price distribution), the manner of determining the issue price (in the event the offering is a non-fixed price distribution), dividend rate, if any, and any other specific terms; (ii) in the case of Debt Securities, the specific designation, aggregate principal amount, denomination (which may be United States dollars or any other currency), maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, covenants, events of default, any terms for redemption at our option or the holders' option, any terms for sinking fund payments, any terms for subordination of the Debt Securities to other indebtedness, any listing on a securities exchange, the issue price (in the event the offering is a fixed price distribution), the manner of determining the issue price (in the event the offering is a non-fixed price distribution), any terms entitling the holder to exchange or convert the Debt Securities into other securities and any other specific terms; (iii) in the case of Subscription Receipts, the number of Subscription Receipts offered, the currency (which may be United States dollars or any other currency), the issue price (in the event the offering is a fixed price distribution), the manner of determining the issue price (in the event the offering is a non-fixed price distribution), the terms and procedures for the exchange of the Subscription Receipts and any other specific terms; (iv) in the case of Warrants, the designation, the number of Warrants offered, the currency (which may be United States dollars or any other currency), number and terms of the Equity Securities or Debt Securities that may be acquired upon exercise of the Warrants, the exercise price or the manner of determining the exercise price, dates and periods of exercise, adjustment procedures and any other specific terms; and (v) in the case of Units, the designation, the number of Units offered, the currency (which may be United States dollars or any other currency), the issue price (in the event the offering price is a fixed price distribution), the manner of determining the issue price (in the event the offering is a non-fixed price distribution), the terms of the Units and of the securities comprising the Units and any other specific terms.

We are permitted to prepare this Prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. We currently prepare our financial statements in accordance with Canadian generally accepted accounting principles, and they may be subject to Canadian auditing and auditor independence standards. They may not be comparable to financial statements of United States companies.

Owning the Securities may subject you to tax consequences both in the United States and Canada. This Prospectus and any applicable Prospectus Supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable Prospectus Supplement with respect to a particular offering of Securities.

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because we are incorporated in Canada, some of our officers and directors and some of the experts named in this Prospectus are Canadian residents, and many of our assets are located outside of the United States.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these Securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the Securities involves risks. See "Risk Factors".

The Common Shares are listed and posted for trading on the New York Stock Exchange (the "NYSE") and the Toronto Stock Exchange (the "TSX") under the symbol "NXY". Unless otherwise specified in any applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which the Preferred Shares, Debt Securities, Subscription Receipts, Warrants or Units may be sold and purchasers may not be able to resell the Preferred Shares, Debt Securities, Subscription Receipts, Warrants or Units purchased under this Prospectus. This may affect the pricing of these securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. See the "Risk Factors" section of the applicable Prospectus Supplement.

This Prospectus constitutes a public offering of Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. We may sell Securities to or through underwriters or dealers or directly to investors or through agents. The Prospectus Supplement relating to a particular offering of Securities will identify each person who may be deemed to be an underwriter with respect to such offering and will set forth the terms of the offering of such Securities, including, to the extent applicable, the initial public offering price, the proceeds that we will receive, the underwriting discounts or commissions and any other discounts or concessions to be allowed or reallowed to dealers. Securities may be sold from time to time in one or more transactions at a fixed price or prices or at a non-fixed price or prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution of the Securities. The managing underwriter or underwriters with respect to Securities sold to or through underwriters will be named in the related Prospectus Supplement. See "Plan of Distribution".

Our head and registered office and principal place of business is located at 801 – 7th Avenue S.W., Calgary, Alberta, Canada, T2P 3P7.

 DEFINITIONS AND OTHER MATTERS

        In this Prospectus and in any Prospectus Supplement, unless otherwise indicated or the context otherwise requires, references to "we", "us", "our", "Nexen" or the "Corporation" are to Nexen Inc. and its consolidated subsidiaries, including partnerships. All references to "dollars", "Cdn.$" or "$" are to Canadian dollars and all references to "U.S.$" are to United States dollars.

        This Prospectus is part of a registration statement on Form F-10 relating to the Securities that we have filed with the United States Securities and Exchange Commission ("SEC"). Under the registration statement, we may, from time to time, sell any combination of the Securities described in this Prospectus in one or more offerings up to an aggregate initial offering price of U.S.$4,000,000,000. This Prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. The Prospectus Supplement may also add to, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement. This Prospectus does not contain all of the information contained in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the Securities.

        Effective January 1, 2011, we adopted International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board. Our financial statements are subject to Canadian generally accepted auditing standards and the Canadian and U.S. securities regulatory auditor independence standards. We currently prepare our consolidated financial statements in accordance with IFRS, which differ from United States generally accepted accounting principles ("U.S. GAAP"). The 2010 Year-End Financial Statements (as defined below) incorporated by reference in this Prospectus are prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). The 2011 First Quarter Financial Statements (as defined below) incorporated by reference in this Prospectus are prepared in accordance with IFRS. Therefore, our consolidated financial statements incorporated by reference in this Prospectus, in any applicable Prospectus Supplement and in the documents incorporated by reference in this Prospectus and in any applicable Prospectus Supplement may not be comparable to the extent they are prepared in accordance with different accounting principles, and may not be comparable to financial statements prepared in accordance with U.S. GAAP. You should refer to the applicable note to our consolidated financial statements for a discussion of the principal differences between our financial results determined under Canadian GAAP and under U.S. GAAP. Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus is determined using Canadian GAAP or IFRS and all financial information included and incorporated by reference in any Prospectus Supplement is determined using Canadian GAAP or IFRS.

DOCUMENTS INCORPORATED BY REFERENCE

        The following documents have been filed with the securities commission or similar regulatory authority in each of the provinces of Canada, and have also been filed with, or furnished to, the SEC, and are specifically incorporated by reference in, and form an integral part of, this Prospectus:

  (a)
  the Annual Information Form dated February 16, 2011 (the "Annual Information Form");

  (b)
  the Management Proxy Circular dated February 28, 2011 relating to our annual general meeting of shareholders held on April 27, 2011;

  (c)
  the Management Proxy Circular dated March 1, 2010 relating to our annual general and special meeting of shareholders held on April 27, 2010;

  (d)
  the Statement of Reserves Data and Other Oil and Gas Information and related Form 51-101F2 and 51-101F3, each for the year ended December 31, 2010;

  (e)
  the consolidated balance sheets as at December 31, 2010 and 2009 and the consolidated statements of income, cash flows, shareholders' equity and comprehensive income for each of the three years ended December 31, 2010, together with the notes thereto and the auditors' report thereon for the year ended December 31, 2010 (the "2010 Year-End Financial Statements");

  (f)
  management's discussion and analysis of financial condition and results of operations for the year ended December 31, 2010;

  (g)
  the comparative interim consolidated financial statements as at and for the three month period ended March 31, 2011 (the "2011 First Quarter Financial Statements"); and

  (h)
  management's discussion and analysis of financial condition and results as at and for the three month period ended March 31, 2011.

        Any material change reports (excluding confidential material change reports, if any), annual information forms, comparative interim financial statements, comparative annual financial statements and the report of the auditors thereon, management's discussion and analysis, information circulars and business acquisition reports filed by us with the securities commission or similar regulatory authority in each of the relevant provinces of Canada subsequent to the date of this Prospectus and prior to the date on which this Prospectus ceases to be effective, shall be deemed to be incorporated by reference into this Prospectus. The documents are available through the internet on the System for Electronic Document Analysis and Retrieval ("SEDAR") which can be accessed at www.sedar.com.

        To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC on Form 40-F, 20-F, 10-K, 10-Q, 8-K or 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this Prospectus forms a part, except that any report on Form 8-K or 6-K shall be so incorporated only if and to the extent expressly provided in such report. In addition, we may incorporate by reference into this Prospectus from documents that we file with the SEC pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended. Our U.S. filings are electronically available from the SEC's Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR and may be accessed at www.sec.gov.

        Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary in order to make a statement in the light of the circumstances under which it was made, not misleading. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to be incorporated by reference herein or to constitute a part of this Prospectus.

        Upon a new annual information form and related audited annual financial statements and management's discussion and analysis being filed by us with, and where required, accepted by, the securities commission or similar regulatory authority in each of the provinces of Canada subsequent to the date of this Prospectus and prior to the date on which this Prospectus ceases to be effective, the previous annual information form, the previous audited annual financial statements and related management's discussion and analysis, all interim financial statements and related management's discussion and analysis, material change reports and business acquisition reports filed prior to the commencement of our financial year in respect of which the new annual information form and related audited annual financial statements and management's discussion and analysis are filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon new interim financial statements and related management's discussion and analysis being filed by us with the securities commission or similar regulatory authority in each of the provinces of Canada during the term of this Prospectus, all interim financial statements and related management's discussion and analysis filed prior to the new interim consolidated financial statements and related management's discussion and analysis shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon a new information circular relating to an annual meeting of shareholders being filed by us with the securities commission or similar regulatory authority in each of the provinces of Canada subsequent to the date of this Prospectus and prior to the date on which this Prospectus ceases to be effective, the information circular for the preceding annual meeting of shareholders shall be deemed no longer to be incorporated into this Prospectus for purposes of offers and sales of Securities under this Prospectus.

        All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to prospective purchasers together with this Prospectus. A Prospectus Supplement containing the specific terms of any Securities offered thereunder and other information relating to such Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the offering of the Securities to which the Prospectus Supplement pertains.

        Information has been incorporated by reference in this Prospectus from documents filed with, or furnished to, the securities commission or similar regulatory authority in each of the provinces of Canada and the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Assistant Secretary of Nexen at 801 – 7th Avenue S.W., Calgary, Alberta, Canada, T2P 3P7, telephone (403) 699-4000 and are also available electronically at www.sedar.com.

        You should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement and on the other information included in the registration statement of which this Prospectus forms a part. We have not authorized anyone to provide you with different or additional information. We are not making an offer of the Securities in any jurisdiction where the offer is not permitted by law. You should not assume that the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement is accurate as of any date other than the date on the front of the applicable Prospectus Supplement.

 FORWARD-LOOKING STATEMENTS

        This Prospectus contains or incorporates by reference forward-looking statements or information (collectively referred to as "forward-looking statements") within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included or incorporated by reference in this Prospectus, and which address activities, events or developments that we expect or anticipate may or will occur in the future, are forward-looking statements. We believe that the forward-looking statements made are reasonable based on information available to us on the date such statements were made. However, no assurance can be given as to future results, levels of activity and achievements. All subsequent forward-looking statements are expressly qualified in their entirety by these cautionary statements. Forward-looking statements are typically identified by words such as "anticipate", "believe", "intend", "plan", "expect", "estimate", "budget", "outlook", "forecast", or similar words suggesting future outcomes or our outlook. Forward-looking statements included or incorporated by reference in this Prospectus include statements with respect to such things as:

  •
  future crude oil or natural gas prices;

  •
  future production levels;

  •
  future royalties and tax levels;

  •
  future capital expenditures, their timing and their allocation to exploration and development activities;

  •
  future earnings;

  •
  future asset acquisitions or dispositions;

  •
  future sources of funding for our capital program;

  •
  future debt levels;

  •
  availability of committed credit facilities;

  •
  possible commerciality of our projects;

  •
  development plans or capacity expansions;

  •
  the expectation that we have the ability to substantially grow production at our oil sands facilities through controlled expansions;

  •
  the expectation of achieving the production design rates from our oil sands facilities;

  •
  the expectation that our oil sands production facilities continue to develop better and more sustainable practices;

  •
  the expectation of cheaper and more technologically advanced operations;

  •
  the expected design size of our facilities;

  •
  the expected timing and associated production impact of facility turnarounds and maintenance;

  •
  the expectation that we can continue to operate our offshore exploration, development and production facilities safely and profitably;

  •
  future ability to execute dispositions of assets or businesses;

  •
  future sources of liquidity, cash flows and their uses;

  •
  future drilling of new wells;

  •
  ultimate recoverability of current and long-term assets;

  •
  estimates and ultimate recoverability of reserves or resources;

  •
  expected finding and development costs;

  •
  expected operating costs;

  •
  future cost recovery oil revenues from our Yemen operations;

  •
  the expectation of negotiating an extension to certain of our production sharing agreements;

  •
  the expectation of our ability to comply with the new safety and environmental rules enacted in the U.S. at a minimal incremental cost, and of receiving necessary drilling permits for our U.S. offshore operations;

  •
  estimates on a per share basis;

  •
  future foreign currency exchange rates;

  •
  future expenditures and future allowances relating to environmental matters and our ability to comply therewith;

  •
  dates by which certain areas will be developed, come on-stream or reach expected operating capacity; and

  •
  changes in any of the foregoing.

        In addition, statements relating to "reserves" or "resources" are forward-looking statements, as they involve the implied assessment, based on estimates and assumptions that the reserves and resources described exist in the quantities predicted or estimated, and can be profitably produced in the future.

        All of the forward-looking statements in this Prospectus are qualified by the assumptions that are stated or inherent in such forward-looking statements. Although we believe that these assumptions are reasonable, this list is not exhaustive of the factors that may affect any of the forward-looking statements and you should not place an undue reliance on these assumptions and such forward-looking statements. The key assumptions that have been made in connection with the forward-looking statements include the following: that we will conduct our operations and achieve results of operations as anticipated; that our development plans will achieve the expected results; the general continuance of current or, where applicable, assumed industry conditions; the continuation of assumed tax, royalty and regulatory regimes; the accuracy of the estimates of our reserve volumes; commodity price and cost assumptions; the continued availability of adequate cash flow and debt and/or equity financing to fund our capital and operating requirements as needed; and the extent of our liabilities. We believe the material factors, expectations and assumptions reflected in the forward-looking statements are reasonable, but no assurance can be given that these factors, expectations and assumptions will prove to be correct.

        Such forward-looking statements are subject to known and unknown risks and uncertainties and other factors, many of which are beyond our control and each of which contributes to the possibility that our forward-looking statements will not occur or that actual results, levels of activity and achievements may differ materially from those expressed or implied by such statements, including, but not limited to: market prices for oil and gas; our ability to explore, develop, produce, upgrade and transport crude oil and natural gas to markets; ultimate effectiveness of design or design modifications to facilities; the results of exploration and development drilling and related activities; the cumulative impact of oil sands development on the environment; the impact of technology on operations and processes and how new complex technology may not perform as expected; the availability of pipeline and global refining capacity; risks inherent to the operations of any large, complex refinery units, especially the integration between production operations and an upgrader facility; availability of third-party bitumen for use in our oil sands production facilities; labour and material shortages; risks related to accidents, blowouts and spills in connection with our offshore exploration, development and production activities, particularly our deep-water activities; direct and indirect risks related to the imposition of moratoriums, suspensions or cancellations of our offshore exploration, development and production operations, particularly our deep-water activities; the impact of severe weather on our offshore exploration, development and production activities, particularly our deep-water activities; the effectiveness and reliability of our technology in harsh and unpredictable environments; risks related to the actions and financial circumstances of our agents, contractors, counterparties and joint-venture partners; volatility in energy trading markets; foreign currency exchange rates; economic conditions in the countries and regions in which we carry on business; governmental actions including changes to taxes or royalties, changes in environmental and other laws and regulations including without limitation, those related to our offshore exploration, development and production activities; renegotiations of contracts; results of litigation, arbitration or regulatory proceedings; political uncertainty, including actions by terrorists, insurgent or other groups, or other armed conflict, including conflict between states; and other factors, many of which are beyond our control.

        The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these factors are interdependent, and management's future course of action would depend on our assessment of all information at that time. Although we believe that the expectations conveyed by the forward-looking statements are reasonable based on information available to us on the date such forward-looking statements were made, no assurances can be given as to future results, levels of activity and achievements.

        These and additional factors are described in more detail in our management's discussion and analysis and in the section titled "Risk Factors" in our Annual Information Form, filed with the securities commission or similar regulatory authority in each of the provinces of Canada and incorporated by reference herein. You should not place undue reliance on forward-looking statements contained herein, which are made as of the date hereof, as the plans, intentions or expectations upon which they are based might not occur or come to fruition. You should also carefully consider the matters discussed under the heading "Risk Factors" in this Prospectus and in the applicable Prospectus Supplements. Except as required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements contained herein are expressly qualified by this cautionary statement.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

        We file annual and quarterly financial information and material change reports and other material with the SEC and with the securities commission or similar regulatory authority in each of the provinces of Canada. Under a multi-jurisdictional disclosure system adopted by the United States, documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. You may read and copy any document that we have filed with the SEC at the SEC's public reference room at Room 1580, 100 F Street, N.E., Washington, D.C., U.S., 20549. You may also obtain copies of the same documents from the public reference room of the SEC by paying a fee. You should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms. The SEC's EDGAR internet site also contains reports and other information about us and any public documents that we file electronically with the SEC. The EDGAR site can be accessed at www.sec.gov. You may also access any public document that we have filed with the securities commissions or similar authorities in each of the provinces of Canada at www.sedar.com.

ENFORCEABILITY OF CIVIL LIABILITIES

        We are a corporation existing under the Canada Business Corporations Act. Some of our officers and directors, and some of the experts named in this Prospectus, are Canadian residents, and many of our assets are located outside of the United States. As a result, it may be difficult for investors in the United States to effect service of process within the United States upon such directors, officers and experts who are not residents of the United States or to enforce against them judgments of United States courts based upon civil liability under United States federal securities laws or the securities laws of any state within the United States. We have been advised by our Canadian counsel, Bennett Jones LLP, that a judgment of a United States court predicated solely upon the civil liability provisions of the United States federal securities laws or the securities laws of any state within the United States would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes and provided that the action to enforce such judgment is commenced within the applicable limitation period. We have also been advised by Bennett Jones LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws or the securities laws of any state within the United States.

        We filed with the SEC, concurrently with the filing of our registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Nexen Petroleum U.S.A. Inc. as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of Securities under this Prospectus.

RISK FACTORS

        Prospective purchasers of the Securities should consider carefully the risk factors set forth below as well as the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement before purchasing the Securities offered hereby.

        Our operations are exposed to various risks, some of which are common to others in the oil and gas industry and some of which are unique to our operations. Certain risks set out below constitute forward-looking statements and the reader should refer to the matters discussed under the heading "Forward-Looking Statements" in this Prospectus.

Our profitability and liquidity are highly dependent on the price of crude oil and natural gas.

        Our financial performance depends significantly on the price of crude oil and natural gas. Extended periods of lower commodity prices may reduce our level of spending for oil and gas exploration and development, and materially adversely affect our results of operations. Lower commodity prices could also have a material adverse effect on our estimates of proved reserves, the carrying value of our oil and gas properties, the level of planned drilling activities and future growth. Crude oil and natural gas are commodities that are sensitive to numerous worldwide factors, many of which are beyond our control. These factors include, but are not limited to:

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  global supply and demand for crude oil, natural gas, and natural gas liquids;

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  the costs of exploring for, developing, producing, and transporting crude oil, natural gas and natural gas liquids;

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  weather conditions;

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  the effect of energy conservation efforts;

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  the pricing and availability of alternative fuels and energy;

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  production quotas set by the Organization of Petroleum Exporting Countries (OPEC) and their ability to meet those quotas;

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  worldwide geopolitical events, armed conflict and acts of terrorism;

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  domestic and foreign government regulations and taxes; and

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  the overall economic environment worldwide.

Increased environmental regulation could increase our operating costs and affect profitability.

        Our oil and gas operations are subject to various international, federal, state, provincial, territorial and local laws and regulations designed to regulate the impact of human activity on the natural environment. Those laws and regulations govern, amongst other things:

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  the types and quantities of substances and waste materials that may be discharged into the surface and sub-surface environment;

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  the use or removal of natural resources (such as water and timber) in exploration and production activities;

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  the release of greenhouse gases, such as carbon dioxide and methane, into the atmosphere;

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  the protection of endangered species;

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  the abandonment, reclamation and remediation of worksites (including sites of former operations);

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  the issuance of permits and other regulatory approvals in connection with exploration, drilling and production activities; and

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  the issuance of permits and other regulatory approvals in connection with the construction of roads, pipelines and other regional transportation infrastructure.

        These laws and regulations may impose significant liabilities on a failure to comply with their requirements. Significant changes in the environmental laws and regulations governing our current operations, including many of the proposed initiatives to regulate greenhouse gas emissions, may have an adverse effect on the oil and gas industry, including our company. The cost of meeting new environmental and climate change regulations may have an adverse effect on the viability of future projects, our results of operations, cash flows and financial condition.

Negative public perception of oil sands development may harm our corporate reputation.

        Development of the Athabasca oil sands has figured prominently in recent political, media and activist commentary on the subject of climate change, greenhouse gas emissions, water usage and environmental damage. Concerns over heightened greenhouse gas emissions and water and land use practices in oil sands developments may directly or indirectly harm the profitability of our current oil sands projects and the viability of future oil sands projects in a number of ways, including:

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  creating significant regulatory uncertainty that challenges economic modeling of future projects and potentially delays sanctioning;

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  motivating extraordinary environmental and emissions regulation of those projects by governmental authorities that could result in changes to facility design and operating requirements, thereby potentially increasing the cost of construction, operation and abandonment; and

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  compelling legislation or policy that limits the purchase of crude oil produced from the Athabasca oil sands by governments or other institutional consumers that, in turn, limits the market for this crude oil and reduces its price.

        Concerns over these issues may also harm our corporate reputation and limit our ability to access land and joint venture opportunities in other jurisdictions throughout the world.

Deep-water operations involve additional risk.

        Our deep-water operations take place in difficult and unpredictable environments and are subject to the risk of blowouts and other catastrophic events that could result in suspension of operations, damage to equipment, harm to individuals and damage to the environment. While various precautions are taken to reduce the risk, these efforts cannot eliminate the risk that such events may occur. The consequences of catastrophic events occurring in deep-water operations can be more difficult and time-consuming to remedy. As well, the remedy may be made more difficult or uncertain by the water depths, pressures and cold temperatures encountered in deep-water operations, shortages of equipment and specialists required to work in these conditions, or the absence of appropriate means to effectively remedy such consequences. Emergency response plans that we have in place to address the environmental impact from spills, leaks, blowouts or other events in connection with our operations may not be entirely effective in mitigating the consequences of blowouts or other catastrophic events. Our deep-water operations could also be affected by the actions of our contractors and agents that could result in similar catastrophic events at their facilities, or could be indirectly affected by catastrophic events occurring at third-party deep-water operations. In either case, this could give rise to liability for us, damage to our equipment, harm to individuals, force a shutdown of our facilities or operations, or result in a shortage of appropriate equipment or specialists required to perform our planned operations. It is possible that the allocation of liabilities and risk of loss arising from deep-water operations and associated insurance coverage will not be sufficient to address the costs arising out of such events.

        The costs in connection with a blowout or other catastrophic event could be material and we may not maintain sufficient insurance to address such costs. As it pertains to these types of deep-water risks, we maintain insurance for costs relating to property damage to our facilities, control of well including drilling relief wells, removal of wreck, pollution clean-up, liability for bodily injury and property damage to third parties, including our contractors, and liability for damage to natural resources. For property damage to our facilities, we are covered for amounts up to the replacement cost of those facilities.

        For control of well, pollution clean-up, liability for bodily injury and property damage to third parties caused by pollution, we are insured for amounts up to U.S.$350 million. We have separate, additional insurance covering liability for bodily injury and property damage to third parties of up to U.S.$450 million, which responds whether the liability arises from pollution or from other causes. Where we are the operator of a well or a facility, we are insured for our working interest share of U.S.$35 million of coverage relating to our obligations under Section 1001 of the U.S. Oil Pollution Act of 1990, which includes liability for damage to natural resources. For declared deep-water wells, we are insured for our working interest share of U.S.$250 million for costs related to control of the well. Our insurance for "pollution clean-up" covers: i) reasonable and necessary expenses incurred; ii) liability to any governmental entity for clean-up and removal costs and expenses; and iii) liability for costs and expenses of governmental action. In each case we are covered to the extent reasonable and necessary to minimize or remediate, or prevent further, injuries to persons or loss or damage to the property of others arising out of seepage, pollution or contamination. Our insurance for "liability for damage to natural resources" covers sums for which we may be liable as a result of loss of or damage to, including loss of use of, "natural resources" arising out of seepage, pollution or contamination. "Natural resources" include land, fish, wildlife, plantlife, air, water, ground water, drinking water supplies and other such resources.

        The 2010 explosion and sinking of the deep-water Horizon rig in the Gulf of Mexico and the resulting oil spill have resulted in increased scrutiny of deep-water operations by governments, environmental groups, investors and the general public, not only in the United States but globally. It is anticipated this will result in increased regulation of deep-water operations, increased cost of compliance with applicable laws and greater difficulty in permitting deep-water operations. There is also a risk that liability limits under existing regulations could be increased substantially by the U.S. Government, which would increase our potential liability in the event of a blowout or other catastrophic event. We also may not be able to access sufficient pooled liability funds set up in the Gulf of Mexico for costs of a blowout or other catastrophic event.

        Catastrophic events in connection with our deep-water operations, such as blowouts and oil spills, could result in material costs and reputational damage, and could have a material adverse impact on our credit rating, our ability to raise capital or the cost of such capital.

Exploration, development and production activities may not be successful and carry a risk of loss.

        Acquiring, developing and exploring for oil and natural gas involves many risks. There is a risk that we will not encounter commercially productive oil or gas reservoirs and that the wells we drill may not be productive or not sufficiently productive to recover a portion or all of our investment. We may not achieve production targets should our reservoir production decline sooner than expected. Seismic data and other exploration technologies we use do not provide conclusive proof prior to drilling a well that crude oil or natural gas is present or may be produced economically. The costs of drilling, completing and operating wells are often uncertain, and drilling operations may be extended, curtailed, delayed or canceled as a result of a variety of factors, including:

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  encountering unexpected formations or pressures;

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  blowouts, wellbore collapse, equipment failures and other accidents;

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  craterings and sour gas releases;

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  accidents and equipment failures;

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  uncontrollable flows of oil, natural gas or well fluids; and

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  environmental risks.

        These occurrences may also result in damage to or destruction of wells, facilities or other property, pollution, injury to persons or loss of life. We operate a sour gas processing facility that is located in close proximity to populated areas and processes materials of potential harm to the local population.

        We may not be fully insured against all of these risks, and insurance may not be available for certain risks, such as named wind storms. Our contractual allocation of risk amongst joint-operating partners and service providers may not operate as intended. Losses resulting from the occurrence of these risks may materially impact our operational activities and financial results.

Unconventional gas resource plays carry additional risks and uncertainties.

        Part of Nexen's growth strategy is to invest in unconventional gas resource plays, such as shale gas and coalbed methane ("CBM"). Exploitation techniques and practices for these resources are generally in the early stages of development and it is difficult to determine whether or not these resource plays will prove commercially viable, to what degree or when.

        Shale gas is an unconventional gas produced from reservoirs composed of organic rich shales. The gas is stored in pore spaces, fractures or adsorbed into organic matter. Some of the uncertainties associated with development of shale gas resources are as follows:

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  shale gas wells typically have higher initial production decline rates than conventional gas wells, although this varies by area;

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  regulatory approval is required to drill more than one well per section, resulting in uncertainty in the timing of drilling programs and land development;

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  shales are typically less permeable than conventional gas reservoirs and can therefore require more extensive, and expensive, completion technologies, which can increase costs or which may not be successful;

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  seasonal access to certain areas may limit activities or increase competition for equipment and/or qualified personnel;

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  lack of access to regional infrastructure for the sale of production; and

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  significant capital expenditures are required before establishing commerciality of a particular play.

        CBM is commonly referred to as an unconventional form of natural gas because it is primarily stored through adsorption by the coal itself rather than in the pore space of the rock like most conventional gas. The gas is released in response to a drop in pressure in the coal seam. Some of the uncertainties associated with development of CBM resources are as follows:

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  if the coalbed is water-saturated, such as the Mannville coals in the Fort Assiniboine region of Alberta, water generally needs to be extracted to reduce the pressure and allow gas production to occur. A significant period of time may be required to de-water these wet coals and determine if commercial production is feasible. We may also have to invest significant capital in these assets before they achieve commercial rates of production, if ever;

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  some coalbeds may not have sufficient natural permeability in the coalbed to recover the gas in place and can therefore require more extensive, and expensive, completion technologies, which can increase the cost of drilling and production or which may not be successful;

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  the public may react negatively to certain water disposal practices related to water-saturated CBM projects, even though these water disposal practices are regulated to ensure public safety and water conservation. Negative public perception around water-saturated CBM production could impede our access to the resource;

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  CBM wells typically have lower producing rates and reserves per well than conventional gas wells, although this varies by area; and

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  regulatory approval is required to drill more than one well per section. As a result, the timing of drilling programs and land development can be uncertain.

Without reserve additions, our reserves and production will decline over time and we require capital to produce remaining reserves.

        Our future crude oil and natural gas reserves and production, and therefore our future operating cash flows and results of operations, are highly dependent upon our success in exploiting our current reserves and acquiring or discovering additional reserves in the future. Without reserve additions through exploration, development or acquisitions, our reserves and production will decline over time as reserves are produced. The business of exploring for, developing or acquiring reserves is capital intensive. To the extent cash flow from operations is insufficient and external sources of capital become limited or unavailable, our ability to make the necessary capital investments to maintain and expand our oil and natural gas reserves and production may be reduced.

        Discovered oil and natural gas accumulations are generally only produced when they are economically recoverable. As such, oil and gas prices, and capital and operating costs have an impact on whether accumulations will ultimately be produced. As required by SEC rules, our reserves represent the quantities that we expect to economically recover using existing prices and costs held constant. Reserves can increase or decrease under different price and cost scenarios.

Our reserves include undeveloped properties that require additional capital to bring them on stream.

        Proved and probable oil and gas reserves include undeveloped reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is still required before such wells begin production. Reserves may be recognized when plans are in place to make the required investments to convert these undeveloped reserves to producing. Circumstances such as a sustained decline in commodity prices or poorer than expected results from initial activities could cause a change in the investment or development plans which could result in a material change in our reserves estimates.

Our oil sands projects face additional risks compared to conventional oil and gas production.

        Our Long Lake oil sands development is a fully integrated production, upgrading and cogeneration facility. We are using steam-assisted-gravity-drainage ("SAGD") technology to recover bitumen from oil sands. The bitumen is partially upgraded using our proprietary OrCrude™ process, followed by conventional hydrocracking to produce sweet, light, Premium Synthetic Crude™ ("PSC™") oil. The OrCrude™ process also yields liquid asphaltenes that are gasified into synthetic gas. This gas is used as fuel for the SAGD process and a source of hydrogen in the upgrading process and to generate electricity through a cogeneration facility.

        We have a 65% working interest in this project. Given the initial investment and operating costs to produce and upgrade bitumen, the payout period for the project is longer and the economic return is lower than a conventional light oil project with an equal volume of reserves.

        Risks associated with our Long Lake project include, but are not limited to, the following:

  Application of a Relatively new SAGD Bitumen Recovery Process

        SAGD has been used in western Canada to increase recoveries from conventional heavy oil reservoirs for over a decade; however, application of SAGD to the insitu recovery of bitumen from oil sands is relatively new. Some of the SAGD oil sands applications to date have been pilot projects, although commercial SAGD projects have been in operation for several years. None, however, incorporate the advanced integration and technology associated with a combined SAGD and upgrader operation.

        Our estimates for performance and recoverable volumes for the Long Lake project are based primarily on our three well-pair SAGD pilot, the initial performance of our first commercial well phase and industry performance from SAGD operations in similar reservoirs in the McMurray formation in the Athabasca oil sands. Using this data, our development assumptions included average well-pair productivity of 600-700 barrels per day of bitumen and a long-term steam-to-oil ratio within a plant capacity of 3.7. While some of our wells have achieved these levels to date, there can be no certainty that these wells will maintain these levels or that our overall SAGD operation will produce bitumen at the expected levels or steam-to-oil ratio. If the assumed production rates or steam-to-oil ratio are not achieved for reasons which could be related to one or all of design, facility or reservoir performance, or integration of our facilities, we might have to drill additional wells to maintain optimal production levels, construct additional steam generating capacity, reconfigure or construct additional facilities, purchase natural gas for additional steam generation and/or make short-term bitumen purchases. These could have an adverse impact on the future activities and economic return of the Long Lake project.

  Application of a new Bitumen Upgrading Process

        The proprietary OrCrude™ process we are using to upgrade raw bitumen to synthetic crude is the first commercial application of this process. Although the commercial upgrader at Long Lake has been operating since January 2009, there is no certainty that it will sustain or achieve the results that are now being seen or forecast for reasons which could be related to multiple factors, some of which may be related to one or all of design, facility performance, or integration of our facilities. As a result, we may be required to reconfigure, redesign or construct additional facilities. If we are unable to continue to upgrade the bitumen for any reason, we may decide to sell the bitumen directly to third parties without upgrading, which would expose us to the following risks:

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  the market for bitumen may be limited;

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  additional costs would be incurred to purchase diluent for blending and transporting bitumen;

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  there could be a shortfall in the supply of diluent, which may cause its price to increase;

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  the market price for bitumen is generally lower than for PSC™, reflecting its quality differential;

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  the market price for bitumen fluctuates more than the market price for PSC™; and

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  additional costs would be incurred to purchase natural gas for use in generating steam for the SAGD process since we would not be producing syngas from the upgrading process.

        These factors could have a significant adverse impact on the future activities and economic returns of the Long Lake project.

        If any of these factors arise, our operating costs would increase and our revenues would decrease from what we have assumed. This would materially decrease expected earnings from the project and the project may not be profitable under these conditions.

  Integration of a SAGD Facility and an Upgrading Facility

        The combination of a SAGD facility with the new OrCrude™ upgrading facility is a unique, patented combination of equipment. Although this integrated facility is expected to achieve lower operating costs and has demonstrated that the combination of technologies works, the complexity and degree of integration of the facilities creates conditions for interdependent interruptions and limitations to operations impacting ramp-up of the facilities. This requires a number of reconfigurations and modifications during the initial stages of operation to achieve the reliability, durability and efficiency of operation initially contemplated by its design. There is no certainty that any such changes will successfully resolve the problems we have experienced to date or may experience in the future, which would expose us to additional costs, and associated downtime of one or both of the SAGD production and upgrader facilities, and the potential for increased maintenance requirements.

        These factors could have a significant adverse impact on the future activities and economic returns of the Long Lake project.

  Dependence on Proprietary Technology

        The success of the Long Lake project and our investment depends highly on the proprietary technology of OPTI Canada Inc. ("OPTI") and proprietary technology of third parties that has been, or is required to be, licenced for the project. OPTI and Nexen rely on intellectual property rights and other contractual or proprietary rights, including (without limitation) copyright, trademark laws, trade secrets, confidentiality procedures, contractual provisions, licences and patents, to secure the rights to utilize OPTI's proprietary technology and the proprietary technology of third parties. OPTI and Nexen may have to engage in litigation to protect the validity of its patents or other intellectual property rights, or to determine the validity or scope of patents or proprietary rights of third parties. Litigation can be time-consuming and expensive, whether successful or not. The process of seeking patent protection can itself be long and expensive. There is no assurance that any pending or future patent applications of OPTI or such third parties will actually result in issued patents or that, if patents are issued, they will be of sufficient scope or strength to provide meaningful protection or any commercial advantage to OPTI. Others may develop technologies that are similar or superior to: i) the technology of OPTI or third parties; or ii) the design around the patents owned by OPTI and/or third parties.

  Operational Hazards

        The operation of the project is subject to the customary hazards of recovering, transporting and processing hydrocarbons, such as fires, explosions, gas leaks, migration of harmful substances, blowouts and oil spills. A casualty occurrence might result in the loss of equipment or life, as well as injury or property damage. We may not carry insurance with respect to all potential casualty occurrences and disruptions, and our insurance may not sufficiently cover casualty occurrences or disruptions that occur. The Long Lake project could be interrupted by natural disasters or other events beyond our control. Losses and liabilities arising from uninsured or under-insured events could have a material adverse effect on the Long Lake project and on our business, financial condition and results of operations.

        Recovering bitumen from oil sands and upgrading it into synthetic crude oil and other products involve particular risks and uncertainties. The Long Lake project is susceptible to loss of production, slowdowns or restrictions on its ability to produce higher-value products due to the interdependence of its component systems. Severe climatic conditions can cause reduced production and, in some situations, result in higher costs. SAGD bitumen recovery facilities and development and expansion of production can entail significant capital outlays. The costs associated with synthetic crude oil production are largely fixed and, as a result, per unit operating costs depend largely on production levels.

        The Long Lake project is designed to process large volumes of hydrocarbons at high-pressure and temperatures and also handles large volumes of high-pressure steam. Equipment failures could result in damage to the project's facilities and liability to third parties against which we may not be able to fully insure or may elect not to insure because of high premium costs or for other reasons.

        Certain components of the Long Lake facilities produce sour gas, which is gas containing hydrogen sulphide and carbon monoxide. Sour gas is a colourless, corrosive gas that is toxic at relatively low levels to plants and animals, including humans. Carbon monoxide is a colourless, odorless and tasteless gas that is toxic at relatively low levels to humans and animals. The project includes integrated facilities for handling and treating the sour gas and for consuming the carbon monoxide as a fuel, including the use of gassweetening units, sulphur recovery systems and emergency flaring systems. Failures or leaks from these systems or other exposure to sour gas produced as part of the project could result in damage to other equipment, liability to third parties, adverse effect to humans, animals and the environment, or the shutdown of operations.

        The Long Lake project produces carbon dioxide emissions that are subject to environmental regulation. See "Risk Factors — Increased environmental regulation could increase our operating costs and affect profitability".

  Aboriginal Claims

        Aboriginal peoples have claimed aboriginal title and rights to a substantial portion of western Canada. Certain Aboriginal peoples have filed a claim against the Government of Canada, the Province of Alberta, the Province of British Columbia, and certain governmental entities. They are claiming, among other things, aboriginal title to large areas of lands surrounding Fort McMurray, Alberta and Fort Nelson, British Columbia, including the lands on which our shale gas and bitumen interests, and those of most other oil sands and shale gas operators in Alberta and British Columbia, are located. As a result, Aboriginal consultation on surface activities is required and may result in timing uncertainties or delays of future development activities. Such claims, if successful, could have a significant adverse effect on our bitumen and shale gas developments.

Our production is concentrated in a few producing assets.

        A significant portion of our current and future production is generated from highly productive individual wells or central production facilities. Examples include:

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  Buzzard, Scott and Ettrick production facilities in the UK North Sea;

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  central processing facilities, oil pipelines and an export terminal at our Yemen operations;

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  our Long Lake synthetic crude oil operation in the Athabasca oil sands; and

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  upgrading facilities at Syncrude in the Athabasca oil sands.

        As significant production is generated from each asset, any single event that interrupts one of these operations could result in the loss of production.

Competitive forces may limit our access to natural resources and create labour and equipment shortages.

        The oil and gas industry is highly competitive, particularly in the following areas:

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  gaining access to areas or countries known to have available resources;

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  searching for and developing new sources of crude oil and natural gas reserves;

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  constructing and operating crude oil and natural gas pipelines and facilities; and

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  transporting and marketing crude oil, natural gas and other petroleum products.

        Our competitors include national oil companies, major integrated oil and gas companies and various other independent oil and gas companies. The petroleum industry also competes with other industries in supplying energy, fuel and related products to customers. Key success factors in each of these markets are price, product quality, logistics and reliability of supply.

        Competitive forces may result in shortages of: i) prospects to drill; ii) labour; iii) drilling rigs and other equipment to carry out exploration, development or operating activities; and iv) shortages of infrastructure to produce and transport production. It may also result in an oversupply of crude oil and natural gas. Each of these factors could negatively impact our costs and prices and, therefore, our financial results.

We operate in harsh and unpredictable climates and locations where our access is regulated, which could adversely impact our operations.

        Some of our facilities are located in harsh and unpredictable climates and locations that can experience extreme weather conditions and natural disasters, such as sustained ambient temperatures above 40°C or below -35°C, flooding, droughts, wind and dust storms, difficult terrain, high seas, monsoons and hurricanes. These conditions are difficult to anticipate and cannot be controlled. In these conditions, operations can become difficult or unsafe and are often suspended. Some of our facilities and those that our facilities rely upon (such as pipelines, power, communications and oil field equipment) are vulnerable to these types of extreme weather conditions and may suffer extensive damage as a result. If any such extreme weather were to occur, our ability to operate certain facilities and proceed with exploration or development programs could be seriously or completely impaired or destroyed and could have a material adverse effect on our business, financial condition and results of operations. The insurance we maintain may not be adequate to cover our losses resulting from disasters or other business interruptions.

        In some areas of the world, access and operations can only be conducted during limited times of the year due to weather or government regulation. These adverse conditions can limit our ability to operate in those areas and can intensify competition during periods of good weather for oil field equipment, services and qualified personnel, which may lead to periodic shortages. These constraints and the resulting shortages or high costs could delay our operations and materially increase our operating and capital costs and could have a material adverse effect on our business, financial condition and results of operations. Changing weather patterns may increase the frequency, intensity or duration of these weather conditions and accordingly exacerbate their impacts on our operations.

We operate in countries with political, economic and security risks.

        We operate in numerous countries, some of which may be considered politically and economically unstable. A portion of our revenue is derived from operations in these countries. As a result, our financial condition and operating results could be significantly affected by risks associated with international activities, including:

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  civil unrest and general strikes;

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  political instability, the risk of war and acts of terrorism;

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  taxation policies, including royalty and tax increases and retroactive tax claims, and investment restrictions;

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  expropriation or forced renegotiation or modification of existing contracts;

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  exchange controls, currency fluctuations, devaluation or other activities that limit or disrupt markets and restrict payments or the movement of funds;

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  the possibility of being subject to exclusive jurisdiction of foreign courts in connection with legal disputes relating to licences to operate and concession rights in countries where we currently operate; and

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  difficulties in enforcing our rights against a governmental agency because of the doctrine of sovereign immunity and foreign sovereignty over international operations.

        The impact that future potential terrorist attacks or regional hostilities may have on the oil and gas industry, and on our operations in particular, is not known at this time. Uncertainty surrounding military strikes or a sustained military campaign may affect operations in unpredictable ways, including disruptions of fuel supplies and markets, particularly crude oil, and the possibility that infrastructure facilities, including pipelines, production facilities, processing plants and refineries, could be direct targets of, or indirect casualties of, an act of terror or war. We may be required to incur significant costs in the future to safeguard our assets against terrorist activities or to remediate potential damage to our facilities. There can be no assurance that we will be successful in protecting ourselves against these risks and the related financial consequences.

We may be affected by changes in government rules and regulations.

        Our operations are subject to various levels of government controls and regulations in the countries where we operate. These laws and regulations include matters relating to land tenure, drilling, production practices, environmental protection (as discussed above), marketing and pricing policies, royalties, various taxes and levies including income tax, and foreign trade and investment that are subject to change from time to time. Current legislation is generally a matter of public record and we cannot predict what additional legislation or amendments may be proposed that will affect our operations or when any such proposals, if enacted, might become effective. Changes in government laws and regulations could adversely affect our results of operations and financial condition.

We are required to obtain regulatory approvals in order to conduct operations.

        In order to conduct certain operations on our properties, we are required to obtain licenses, permits and other approvals from regulatory authorities. Exploration and development activities could be delayed if we are unable to obtain all necessary approvals in a timely manner which could result in increased costs. The inability to obtain necessary approvals or fulfill conditions related to those approvals could prevent us from exploring for new oil and gas deposits on some properties, appraising existing discoveries or developing reserves, and could materially impair our financial condition and ability to replace reserves.

Our energy marketing operations expose us to the risk of trading losses and liquidity constraints.

        Our marketing operations expose us to the risk of financial losses from various sources, which may have a material adverse effect on our financial performance. Our energy marketing team maintains a portfolio comprised of long and short physical and financial positions, which may be significant in size or number at any time. This portfolio of positions is managed based on a trading thesis for expected future pricing levels and trends in forward or regional markets. Unanticipated volatility in commodity price levels and trends upon which those positions are based may cause a position to decrease in value. The transportation and storage assets and contracts undertaken by our energy marketing business may decrease in value due to changes in temporal and regional commodity pricing. Significant changes in commodity and financial markets could require us to provide additional liquidity if additional collateral is required to be placed with counterparties. We may also be required to reduce some of our energy marketing activities. Adverse credit-related events such as a downgrade of our credit rating to non-investment grade could require additional collateral to be placed with counterparties. Adverse, broad-based, industry credit-related events could also negatively affect trading counterparties who fail to fulfill their contractual obligations.

Fluctuations in foreign exchange rates may have a material adverse effect on our results of operations.

        Our operations are sensitive to fluctuations in foreign currency exchange rates, particularly between the Canadian dollar, the U.S. dollar and the British Pound. A substantial portion of our activities are transacted in, or referenced to, U.S. dollars, including sales of crude oil and natural gas, capital spending and expenses for our oil and gas operations, and short-term and long-term borrowings. As a result, exchange rate volatility could materially and adversely effect our results of operations.

Use of marine transportation may expose us to the risk of financial loss and damaged reputation.

        From time to time, we may choose to charter marine vessels for the transportation of crude oil. Marine transportation is subject to hazards such as capsizing, collision, acts of piracy and damage or loss from severe weather conditions. These hazards could result in serious personal injury or loss of human life, significant damage to property and equipment, environmental pollution, impairment of operations, risk of financial loss and damaged reputation in the event of oil spills. We may not be insured against all of these risks and uninsured losses and liabilities arising from these hazards could reduce the funds available to us for capital, exploration and investment spending, and that could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The inability of counterparties and joint operating partners to fulfill their obligations to us could adversely impact our results of operations.

        Credit risk arises from our joint venture partners for their share of capital and operating costs where we operate and from the sale of production and products our energy marketing group buys for resale, from financial contracts we acquire for hedging and trading purposes. There is the risk of loss and additional burden for amounts in excess of available remedies if counterparties or joint venture partners do not or cannot fulfill their contractual obligations. Losses due to counterparties failing to fulfill their contractual obligations may have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our debt and other financial commitments may limit our financial and operating flexibility.

        As of the date of this Prospectus, our long-term debt was approximately $4.3 billion. We also have commitments under capital leases, operating leases, drilling rig contracts, transportation and storage contracts, and purchase obligations for services and products. Our debt levels and financial commitments could have significant and adverse consequences to our business, including:

  •
  an increased sensitivity to adverse economic and industry conditions;

  •
  a limited ability to fund future working capital and capital expenditures, engage in future acquisitions or development activities, or to otherwise fully realize the value of assets or opportunities because a substantial portion of our cash flows are required to service debt and other obligations;

  •
  a limited ability to plan for, or react to, industry trends; and

  •
  an uncompetitive position relative to our competitors whose debt and financial commitment levels are lower.

A downgrade in our credit rating could increase our cost of capital and limit access to capital.

        Rating agencies regularly evaluate the company and our subsidiaries, and their ratings of our long-term and short-term debt are based on a number of factors. This includes our financial strength as well as factors not entirely within our control, including conditions affecting the oil and gas industry generally, and the wider state of the economy. We cannot be assured that one or more of our credit ratings will not be downgraded. Our borrowing costs and ability to raise funds are directly impacted by our credit ratings. In addition, credit ratings may be important to customers or counterparties when we compete in certain markets and when we seek to engage in certain transactions including transactions involving over-the-counter derivatives.

        It is our objective to maintain high quality credit ratings appropriate for our business activities. A credit-rating downgrade could potentially limit our access to private and public credit markets and increase the costs of borrowing under existing facilities. A reduction in our credit ratings also could have a significant impact on certain trading revenues, particularly in those businesses where counterparty creditworthiness is critical. It could trigger collateralization requirements related to physical and financial derivative liabilities with certain marketing counterparties and facility construction contracts. The occurrence of any of the foregoing could adversely affect our ability to execute portions of our business strategy and could have a material adverse effect on our liquidity and capital position.

        In connection with certain over-the-counter derivatives contracts and other trading agreements, we could be required to provide additional collateral or to terminate transactions with certain counterparties in the event of a downgrade of our credit ratings. The amount of additional collateral required depends on the contract and is usually a fixed incremental amount and/or the market value of the exposure.

NEXEN INC.

        We are an independent, Canadian-based, global energy company. We were formed in Canada in 1971 as Canadian Occidental Petroleum Ltd. when Occidental Petroleum Corporation combined their Canadian crude oil, natural gas, sulphur and chemical operations into one company. For financial reporting purposes, we report on four main segments: Conventional Oil and Gas, Oil Sands, Unconventional Gas and Corporate and Other. Our Conventional Oil and Gas operations are broken down geographically into the U.K., North America (Canada and U.S.) and other countries (Yemen, offshore West Africa, Colombia and Norway). Our Oil Sands operations consist of our insitu activities which are comprised of our operations at Long Lake and future development phases and our mining activities conducted through our 7.23% interest in the Syncrude Joint Venture. Unconventional Gas includes unconventional gas from shale formations in northeastern British Columbia. Corporate and Other consists of our energy marketing business and any other unallocated items.

        Our head and registered office and principal place of business is located at 801 – 7th Avenue S.W., Calgary, Alberta, T2P 3P7.

USE OF PROCEEDS

        Unless otherwise indicated in an applicable Prospectus Supplement relating to an offering of Securities, we will use the net proceeds we receive from the sale of Securities for general corporate purposes, which may include financing our capital expenditure program and working capital requirements. We may also use the net proceeds for the repayment of indebtedness. We may, from time to time, issue debt instruments and incur additional indebtedness other than through the issuance of Securities pursuant to this Prospectus. We may invest funds that we do not immediately require in short-term marketable securities.

INTEREST COVERAGE

        The following interest coverage ratios are calculated on a consolidated basis for the twelve month periods ended December 31, 2010 and March 31, 2011 and are derived from our audited consolidated financial statements, in the case of December 31, 2010, and our unaudited condensed consolidated financial statements, in the case of March 31, 2011. The interest coverage ratios set out below do not give effect to the issue of any Securities pursuant to this Prospectus since the aggregate initial offering amount of Securities that would be issued hereunder and the terms of the issue are not presently known. The interest coverage ratios set out below do not purport to be indicative of the interest coverage ratios for any future periods.

	December 31, 2010(1)	March 31, 2011(1)
Interest coverage on long-term debt	9.0x	9.8x

(1)
The interest coverage ratios for the twelve month periods ended December 31, 2010 and March 31, 2011 were calculated in accordance with IFRS.

        Interest coverage is calculated by dividing our twelve month trailing earnings before interest, taxes, DD&A, exploration expense and other non-cash expenses (adjusted EBITDA) by interest expense before capitalized interest.

DESCRIPTION OF SHARE CAPITAL

Authorized Capital

        Our authorized capital consists of an unlimited number of Common Shares without nominal or par value and an unlimited number of Preferred Shares without nominal par value, issuable in series. As at close of business on June 6, 2011, 527,014,100 Common Shares were issued and outstanding and no Preferred Shares have been issued.

Common Shares

        Each Common Share entitles the holder to receive notice of and to attend all meetings of our shareholders, other than meetings at which only the holders of a specified class or series of shares are entitled to vote. Each Common Share entitles the holder to one vote, except at meetings at which only holders of a specified class or series of shares are entitled to vote. The holders of Common Shares are entitled, subject to the rights, privileges, restrictions and conditions attaching to other classes of shares of Nexen, to receive any dividend declared by Nexen on the Common Shares and to receive the remaining property of Nexen upon dissolution. There are no pre-emptive or conversion rights attaching to the Common Shares and the Common Shares are not subject to redemption. All Common Shares currently outstanding and to be outstanding upon exercise of outstanding options and warrants are, or will be, fully paid and non-assessable.

        Our by-laws provide for certain rights of holders of our Common Shares in accordance with the provisions of the Canada Business Corporations Act. Such by-laws may be amended either by a majority vote of the holders of Common Shares or by a majority vote of the board of directors. Any amendment of the by-laws by action of the board of directors must be submitted to the next meeting of our shareholders whereupon the by-law amendment must be confirmed, confirmed as amended or replaced by a majority vote of the shareholders voting on such matter.

        Our shareholders do not have cumulative voting rights on the election of our directors. Therefore, the holders of more than 50% of the Common Shares voting for the election of our directors could, if they chose to do so, elect all of the directors and, in such event, the holders of the remaining Common Shares would not be able to elect any director.

        Effective December 4, 2006, we adopted a by-law to implement a modified majority vote standard. Under this standard, a director who does not receive a majority of the votes cast in favour of his or her election must submit a resignation to our board of directors for consideration. The independent members of the board of directors, on the recommendation of the governance committee, will determine whether or not to accept the resignation. We will promptly disclose in a press release the decision of the independent directors and an explanation of how the decision was reached. In the case of a contested election, a plurality standard, which would have those directors who receive the most votes elected, will continue to apply.

Class A Preferred Shares

        The Preferred Shares may be issued in one or more series, each series to consist of such number of shares as determined by resolution of our board of directors. Our board of directors may, by resolution duly passed before the issue of the Preferred Shares of each series, fix the designation, rights, restrictions, conditions and limitations attaching to the Preferred Shares of each series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of cumulative preferential dividends, the date or dates and places of payment thereof, the date or dates from which such preferential dividends shall accrue, the rights and obligations, if any, of Nexen to purchase the Preferred Shares of such series and to redeem the same, the price and the terms and conditions of any such purchase or redemption, conversion rights, if any, the terms and conditions of any share purchase plan or sinking fund and the restrictions, if any, respecting the payment of dividends on any shares ranking junior to the Preferred Shares, the whole subject to the filing of articles of amendment setting forth the designation, rights, restrictions, conditions and limitations to be attached to the Preferred Shares of such series.

        The particular terms and provisions of the Preferred Shares offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Preferred Shares.

        Holders of Preferred Shares are not entitled to receive notice of, attend or vote at our shareholder meetings, unless and until four quarterly dividends on the Preferred Shares of any one series remain outstanding and unpaid, whether or not such dividends have been declared and whether or not there are any monies properly applicable to the payment of dividends. Thereafter, but only so long as any dividend on the Preferred Shares of any series remains in arrears, the holders of Preferred Shares are entitled to receive notice of and to attend all meetings of our shareholders and are entitled to one vote in respect of each Preferred Share held. In such a circumstance, holders of Preferred Shares will be entitled, voting separately and exclusively as a class, to elect two members of our board of directors.

        The Preferred Shares of each series will have priority over the Common Shares in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of Nexen or any other distribution of our assets among our shareholders for the purpose of winding-up our affairs.

        The Preferred Shares of each series rank on a parity with the Preferred Shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of Nexen or any other distribution of our assets among our shareholders for the purpose of winding-up our affairs. When any fixed cumulative dividends or amounts payable on a return of capital are not paid in full, the Preferred Shares of all series participate ratably in respect of such dividends including accumulations, if any, in accordance with the sums which would be payable on such Preferred Shares if all such dividends were declared and paid in full, and on any return of capital in accordance with the sums which would be payable on such return of capital if all sums so payable were paid in full.

        We may create one or more classes of shares which, with respect to priority in payment of dividends or in the distribution of assets in the event of liquidation, dissolution or winding-up of Nexen or any other distribution of our assets among our shareholders for the purpose of winding-up our affairs, rank on a parity with, or are entitled to a preference over, the Preferred Shares.

        The provisions of the Preferred Shares may be deleted, varied, modified, amended or simplified by special resolution of the holders of Common Shares, but only with the prior approval in writing of holders of not less than two-thirds of the Preferred Shares then outstanding or by resolution duly passed and carried by not less than two-thirds of the votes cast on a poll at a meeting of the holders of the Preferred Shares duly called and held for the purpose of considering the subject matter of such resolution and at which the holders of not less than a majority of all Preferred Shares then outstanding are present in person or represented by proxy in accordance with our by-laws.

Shareholder Rights Plan

        We are party to a shareholder rights plan agreement (the "Rights Plan") with CIBC Mellon Trust Company as rights agent, designed to encourage the fair treatment of shareholders in connection with an unsolicited offer for Nexen Inc. Under the Rights Plan, one right (a "Right") has been issued and attached to each Common Share outstanding and will be attached to each Common Share subsequently issued.

        Each Right entitles the holder thereof to purchase from us one Common Share at an exercise price equal to three times the market price per Common Share subject to adjustments (the "Exercise Price"). However, if a person becomes the beneficial owner of 20% or more of the outstanding Common Shares, other than pursuant to a Permitted Bid or certain other exceptions, or announces the intent to commence a take-over bid, each Right (other than Rights beneficially owned by the offeror and certain related parties) shall constitute the right to purchase from us that number of Common Shares that have a market value at the date of occurrence equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (i.e. at a 50% discount).

        A "Permitted Bid" under the Rights Plan is a take-over bid (within the meaning of Canadian law) made by way of a take-over bid circular that satisfies all of the following conditions:

  •
  the bid is made to all owners of Common Shares, other than the offeror;

  •
  the bid must remain open for at least 60 days and more than 50% of the outstanding Common Shares (other than Common Shares beneficially owned on the date of the bid by the offeror and certain related parties) must be deposited under the bid and not withdrawn before any Common Shares may be taken up and paid for; in addition, if 50% of the Common Shares are so deposited and not withdrawn, the offeror must make an announcement to that effect, and must leave the bid open for an additional ten business days; and

  •
  under the terms of the bid, Common Shares may be deposited at any time between the date of the bid and the date Common Shares are taken up and paid for, and any Common Shares so deposited may be withdrawn until taken up and paid for.

        The Rights Plan will expire at the close of the annual meeting of shareholders in 2014, unless shareholders approve the continuation of the Rights Plan at or before the annual meeting of shareholders in 2014, in which case the Rights Plan will expire at the termination of the annual meeting of shareholders that is three years after the year in which such approval occurs.

DESCRIPTION OF THE DEBT SECURITIES

        The Debt Securities may consist of:

  •
  Senior Debt Securities issued pursuant to a senior debt indenture dated May 4, 2007 (the "Senior Debt Indenture") between us and Deutsche Bank Trust Company Americas, as trustee; or

  •
  Subordinated Debt Securities issued pursuant to a trust indenture dated November 4, 2003 (the "Subordinated Debt Indenture") between us and Deutsche Bank Trust Company Americas, as trustee.

        The Debt Securities will have maturities of not less than one year and will be offered to the public at prices and on terms determined by us based on a number of factors, including market conditions at the time of issue.

        The terms and conditions applicable to Debt Securities issued under the Senior Debt Indenture or the Subordinated Debt Indenture (collectively, the "Indentures") will be as contained in the officer's certificate or supplemental indenture for the specific series of Debt Securities and the applicable Prospectus Supplement. The Indentures are subject to and governed by the U.S. Trust Indenture Act of 1939, as amended.

        The following is a summary of important provisions and definitions of the Indentures and is not intended to be complete. For additional information, you should look at the applicable indenture that is filed as an exhibit to the registration statement filed with the SEC. In this description of the Debt Securities, including the description contained under the headings "Particular Terms of the Senior Debt Securities" and "Particular Terms of the Subordinated Debt Securities", the words "Nexen", "we", "us" or "our" refer only to Nexen Inc. and not to any of our subsidiaries, unless otherwise expressly stated or the context otherwise requires. All references to "principal" of the Debt Securities shall be deemed to include a reference to "and premium, if any", unless otherwise expressly stated, or where the context otherwise requires, or where such reference is to the aggregate principal amount of the Debt Securities issuable pursuant to this Prospectus or constituting a particular series.

General

        The Debt Securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We are not limited as to the amount of Debt Securities we may issue under either of the Indentures. Unless otherwise provided in the applicable Prospectus Supplement, a series of Debt Securities may be reopened for issuance of additional Debt Securities of such series.

        The applicable Prospectus Supplement will summarize the specific terms for each series of the Debt Securities and the related offering including, without limitation:

  •
  the title and the aggregate principal amount of the Debt Securities;

  •
  any limit on the aggregate principal amount of the Debt Securities;

  •
  the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of the Debt Securities will be payable and the portion (if less than the principal amount) to be payable upon a declaration of acceleration of maturity;

  •
  the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined and the date or dates from which such interest will accrue and on which such interest will be payable, and the regular record date or dates for the payment of interest, if any, on the Debt Securities in registered form, or the method by which such date or dates will be determined, and the basis upon which interest shall be calculated if other than on a basis of a 360-day year of twelve 30-day months;

  •
  the place or places where the principal of, and interest, if any, on the Debt Securities will be payable and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

  •
  the period or periods within which, the price or prices at which, the currency in which, and other terms and conditions upon which the Debt Securities may be redeemed or purchased, in whole or in part, by us;

  •
  the terms and conditions, if any, upon which you may redeem the Debt Securities prior to maturity and the price or prices at which and the currency in which the Debt Securities are payable;

  •
  the terms, if any, on which the Debt Securities may be converted or exchanged for other of our securities or securities of other entities;

  •
  if payment of the Debt Securities will be guaranteed by any other person;

  •
  the extent and manner, if any, in which payment on or in respect of the Debt Securities will be secured, or will rank senior, or will be subordinated to the prior payment of our other liabilities and obligations;

  •
  if the series of Debt Securities will be issuable in the form of one or more global securities and, if so, the identity of the depositary for the global securities;

  •
  the terms and conditions of any sinking fund or analogous provisions;

  •
  if the Debt Securities may be issued bearing no interest or at a discount below their stated principal amount, and special considerations applicable to any such discounted Debt Securities or other debt securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or U.S. federal income tax purposes;

  •
  if the Debt Securities are to be registered securities, bearer securities (with or without coupons) or both;

  •
  if other than denominations of U.S.$1,000 and any integral multiple thereof, the denomination or denominations in which any Debt Securities of the series shall be issuable and, if other than the denomination of U.S.$1,000, the denomination or denominations in which any bearer Debt Securities of the series shall be issuable;

  •
  if other than U.S. dollars, the currency or currency unit in which the Debt Securities are denominated or in which currency payment of the principal of or interest, if any, on such Debt Securities will be payable;

  •
  any index formula or other method used to determine the amount of payments of principal of or interest, if any, on the Debt Securities;

  •
  whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the Debt Securities, and whether we will have the option to redeem the Debt Securities rather than pay the additional amounts;

  •
  the percentage or percentages of principal amount at which Debt Securities will be issued;

  •
  material Canadian and U.S. federal income tax consequences;

  •
  any provision for the deferral of interest payments, if any;

  •
  any terms applicable to the payment of principal of and interest, if any, on the Debt Securities in the form of additional Debt Securities, our securities or that of other entities or other property (or the cash value thereof) and the specific terms of and period during which such payment may be made; and

  •
  any other terms, conditions, rights and preferences (or limitations on such rights and preferences) of the Debt Securities including covenants and events of default which apply solely to a particular series of the Debt Securities being offered which do not apply generally to other Debt Securities, or any covenants or events of default generally applicable to the Debt Securities which do not apply to a particular series of the Debt Securities.

        We reserve the right to set forth in a Prospectus Supplement specific terms of the Debt Securities that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Debt Securities described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Debt Securities.

Ranking

        Unless otherwise indicated in any applicable Prospectus Supplement, the Senior Debt Securities will be our unsecured senior obligations and will rank equally and ratably with all of our other unsecured senior indebtedness from time to time outstanding. The Subordinated Debt Securities will be our unsecured obligations and will be subordinated to our Senior Indebtedness (as defined in "Particular Terms of the Subordinated Debt Securities — Ranking of Subordinated Debt Securities" below) including all of the Senior Debt Securities. We reserve the right to specify in a Prospectus Supplement whether a particular series of the Subordinated Debt Securities is subordinated to any other series of Subordinated Debt Securities.

        We conduct a substantial portion of our operations through subsidiaries, including partnerships. The Debt Securities will be exclusively our obligations. Such subsidiaries will not guarantee the payment of principal of, or interest, if any, on, the Debt Securities. The Debt Securities will therefore be effectively subordinated to all existing and future liabilities (including trade payables and other indebtedness) of our subsidiaries.

Form, Denomination, Exchange and Transfer

        Debt Securities of any series may be issued in whole or in part in registered form as provided in the applicable Indenture. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will be issuable in denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

Debt Securities in Book Entry Form

        Debt Securities of any series may be issued in whole or in part in the form of one or more global securities ("Global Securities") registered in the name of a designated clearing agency (a "Depositary") or its nominee and held by or on behalf of the Depositary in accordance with the terms of the applicable Indenture. The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will, to the extent not described herein, be described in the Prospectus Supplement relating to such series.

        A Global Security may not be transferred, except as a whole between the Depositary and a nominee of the Depositary or as between nominees of the Depositary, or to a successor Depositary or nominee thereof, until it is wholly exchanged for Debt Securities in certificated non-book-entry form in accordance with the terms of the applicable Indenture. So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture and payments of principal of and interest, if any, on the Debt Securities represented by a Global Security will be made by us to the Depositary or its nominee.

        Except as described below, and in accordance with the terms of the applicable Indenture, owners of beneficial interests in a Global Security will not be entitled to have the Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in certificated non-book-entry form and will not be considered the owners or holders thereof under the applicable Indenture.

        No Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

  (a)
  the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be eligible to act as such as required by the applicable Indenture and we have been unable to obtain a replacement within 90 days following such notification or becoming aware of such ineligibility;

  (b)
  there shall have occurred and be continuing an Event of Default (as defined in the applicable Indenture) with respect to the Debt Securities represented by such Global Security; or

  (c)
  we, at any time in our sole discretion, determine that the Debt Securities represented by a Global Security shall no longer be so represented,

whereupon such Global Security shall be exchanged for certificated non-book-entry form Debt Securities of the same series in an aggregate principal amount equal to the principal amount of such Global Security and registered in such names and denominations as the Depositary may direct.

        Principal and interest payments, if any, on the Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Global Security. Neither we, the applicable trustee or any paying agent for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Unless otherwise stated in the applicable Prospectus Supplement, The Depository Trust Company will act as Depositary for any Debt Securities represented by a Global Security.

Debt Securities in Certificated Form

        In the event that the Debt Securities are issued in certificated non-book-entry form, principal and interest, if any, will be payable, the transfer of such Debt Securities will be registerable and such Debt Securities will be exchangeable for Debt Securities in other denominations of a like aggregate principal amount at the office or agency maintained by us. Payment of principal and interest, if any, on Debt Securities in certificated non-book-entry form may be made by check mailed to the address of the holders entitled thereto.

Exchange and Transfer

        Subject to the foregoing limitations, Debt Securities of any authorized form or denomination issued under the applicable Indenture may be transferred or exchanged for Debt Securities of any other authorized form or denomination or denominations, any such transfer or exchange to be for an equivalent aggregate principal amount of Debt Securities of the same series, carrying the same rate of interest and same redemption and other provisions as the Debt Securities so transferred or exchanged. Exchanges of Debt Securities of any series may be made at the offices of the applicable trustee and at such other places as we may from time to time designate with the approval of the applicable trustee and may be specified in the applicable Prospectus Supplement. In addition, if Debt Securities of any series are issued in certificated non-book entry form as described above under "Debt Securities in Certificated Form", or if the Depositary for such Debt Securities of such series shall so require, we will maintain a paying agent and transfer agent for such Debt Securities in The City of New York. Unless otherwise specified in the applicable Prospectus Supplement, the applicable trustee will be the registrar and transfer agent for the Debt Securities issued under the applicable Indenture. No service charge may be made for any transfer or exchange of Debt Securities, although we and the applicable trustee may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Reorganization, Merger, Conveyance or Lease

        We will not be restricted by the terms of either Indenture from merging, amalgamating or consolidating with or into any other Person (as defined in the applicable Indenture), or from selling, assigning, leasing, conveying or otherwise transferring all or substantially all of our property and assets to any other Person, or from changing the jurisdiction under whose laws we are organized and existing if, in any such case:

  (a)
  either we shall be the surviving corporation, in the case of a merger, or the successor or transferee corporation (the "successor corporation") expressly assumes, by supplemental indenture, the due and punctual payment of the Debt Securities and the due and punctual performance and observance of all other covenants and conditions in the applicable Indenture and the Debt Securities to be performed or observed by us (provided that no such supplemental indenture will be required pursuant to the provisions of this clause (a) if (i) the transaction in question is an amalgamation of us with any one or more other corporations, which amalgamation is governed by the statutes of Canada or any province thereof, (ii) the successor corporation is and, immediately prior to such amalgamation, we are organized and existing under the laws of Canada or any province thereof, (iii) upon the effectiveness of such amalgamation, the successor corporation shall have become or shall continue to be (as the case may be), by operation of law and as expressly provided by the statutes of Canada or any province thereof (as the case may be) applicable to such amalgamation, liable for the due and punctual payment of the Debt Securities and the due and punctual performance and observance of all other covenants and conditions in the applicable Indenture and the Debt Securities to be performed or observed by us, and (iv) we shall have delivered to the applicable trustee an opinion of our legal counsel to the effect set forth in clauses (i) through (iii) above);

  (b)
  the applicable trustee receives an opinion of legal counsel that such transaction is upon such terms as substantially to preserve and not to prejudice any of the rights and powers of the applicable trustee or of the holders of the Debt Securities (including, in respect of any Senior Debt Securities);

  (c)
  there shall exist no condition or event either at the time of or immediately following such transaction, as to either us or the successor corporation, which constitutes or would with the passage of time or giving of notice or both constitute an event of default under the applicable Indenture; and

  (d)
  we shall have delivered to the applicable trustee the officer's certificate and opinions of counsel called for by the applicable Indenture;

provided that, if the successor corporation is not organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia or Canada or any province thereof, such successor corporation shall expressly agree, in a supplemental indenture executed by such successor corporation, (i) to indemnify and hold harmless each holder of Debt Securities from and against any present or future taxes, duties, levies, imposts, fees, assessments or other governmental charges (including penalties, interest and other liabilities related thereto) (collectively, "Taxes") of whatever nature imposed on such holder or required to be withheld or deducted from any payment to such holder as a consequence of such transaction and against any and all costs and expenses arising out of or relating to such transaction, and (ii) that the principal of and interest, if any, on the Debt Securities will be paid without withholding or deduction for or on account of Taxes of whatever nature imposed, levied, withheld, assessed or collected by or on behalf of the jurisdiction or jurisdictions in which such successor corporation is organized, is resident or is deemed for tax purposes to be resident (each such jurisdiction being hereinafter called an "Applicable Jurisdiction") or any political subdivision or taxing authority of or in any Applicable Jurisdiction, unless such Taxes are required by any Applicable Jurisdiction or any political subdivision or taxing authority thereof or therein to be withheld or deducted, in which case such successor corporation will pay such additional amounts ("Reorganization Additional Amounts") as may be necessary in order that the net amount paid to each holder of any Debt Securities, after such deduction or withholding, will not be less than the amount which such holder would have received in accordance with the terms of the Debt Securities and the applicable Indenture if no such deduction or withholding had been required. All references herein to the payment of the principal of or interest, if any, on any Debt Securities shall be deemed to include mention of the payment of Reorganization Additional Amounts to the extent that, in such context, Reorganization Additional Amounts would be payable.

Defeasance or Covenant Defeasance of the Applicable Indenture

        We may, at our option and at any time, discharge our obligations with respect to the outstanding Debt Securities of a particular series ("defeasance") under either or both of the Indentures. Such defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Debt Securities of such series and to have satisfied all of our other obligations under such Debt Securities, except for, among other things:

  (a)
  the rights of holders of outstanding Debt Securities of such series to receive solely from the cash and/or U.S. Government Obligations (as defined in the applicable Indenture) deposited in trust as described below, payment in respect of the principal of and interest, if any, on the Debt Securities of such series when such payments are due;

  (b)
  our obligations to issue temporary Debt Securities, register the transfer or exchange of any Debt Securities, replace mutilated, destroyed, lost or stolen Debt Securities and maintain an office or agency for payments in respect of the Debt Securities;

  (c)
  the rights, powers, trusts, duties and immunities of the applicable trustee; and

  (d)
  the defeasance provisions of either or both of the Indentures, as applicable.

        In addition, we may, at our option and at any time, elect to terminate our obligations with respect to certain covenants that are set forth in either or both of the Indentures, and any subsequent failure to comply with such obligations will not constitute an event of default with respect to the Debt Securities ("covenant defeasance") to which such covenant defeasance applies.

        We can exercise either defeasance or covenant defeasance of the Debt Securities of a particular series in the following circumstances:

  (a)
  we must irrevocably deposit with the applicable trustee, in trust, for the benefit of the holders of the Debt Securities of such series, cash, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest, if any, on the outstanding Debt Securities being defeased, or to which covenant defeasance applies, when due;

  (b)
  we must deliver to the applicable trustee an opinion of U.S. counsel to the effect that the holders of the outstanding Debt Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (in the case of defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change after the date of the applicable Indenture in applicable U.S. federal income tax laws);

  (c)
  we must deliver to the applicable trustee an opinion of Canadian counsel to the effect that:

  (i)
  the holders of the outstanding Debt Securities of such series will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such defeasance or covenant defeasance;

  (ii)
  after such defeasance or covenant defeasance, any payment or credit by us of the principal of or interest, if any, on the Debt Securities of such series to a holder thereof will be exempt from

      Canadian withholding tax if the holder thereof, for the purposes of the Income Tax Act (Canada) (or any successor law), is or is deemed to be a non-resident of Canada and deals at arms' length with us at the time of such payment or credit; and

    (iii)
    after such defeasance or covenant defeasance, holders of the Debt Securities of such series will be subject to Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred;

  (d)
  no event of default or event which, with notice or passage of time or both, would constitute an event of default with respect to the Debt Securities of such series under the applicable Indenture shall have occurred and be continuing on the date of such deposit or occur as a result of such deposit or, in the case of bankruptcy or insolvency proceedings, at any time during the period ending on the day which is the later of (i) three months and one day after the date of such deposit and (ii) 91 days after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

  (e)
  such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the applicable Indenture or any other material debt agreement or instrument to which we are a party or by which we are bound;

  (f)
  we must deliver to the applicable trustee an officer's certificate stating that the deposit with the applicable trustee was not made by us with the intent of preferring the holders of the Debt Securities of such series over our other creditors, with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

  (g)
  we must deliver to the applicable trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent under the applicable Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The applicable Indenture will be discharged with respect to a series of Debt Securities and will cease to be of further effect (except as to, among other things, surviving rights of registration of transfer or exchange of the applicable Debt Securities and the reinstatement obligations applicable in the event that the applicable trustee or paying agent is unable to apply payments in accordance with the applicable Indenture, as expressly provided for in the applicable Indenture) as to all outstanding Debt Securities of such series when:

  (a)
  either (i) all Debt Securities of such series theretofore authenticated and delivered (except lost, stolen or destroyed Debt Securities which have been replaced or repaid and Debt Securities for which payment has been deposited or held in trust) have been delivered to the applicable trustee for cancellation or (ii) all such Debt Securities not delivered to the applicable trustee for cancellation have been called for redemption within one year or have (or will within one year) become due and payable and we have irrevocably deposited or caused to be deposited with the applicable trustee cash or U.S. Government Obligations in an amount sufficient to pay and discharge the entire indebtedness on the applicable Debt Securities not theretofore delivered to the applicable trustee for cancellation, for principal of and interest, if any, on the applicable Debt Securities to the date of redemption or maturity, as the case may be, together with irrevocable instructions from us directing the applicable trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

  (b)
  we have paid all other sums payable by us under the applicable Indenture and the applicable Debt Securities;

  (c)
  there exists no event of default or event which, with notice or passage of time or both, would constitute an event of default under the applicable Indenture;

  (d)
  we have delivered to the applicable trustee an officer's certificate and an opinion of counsel stating that all conditions precedent under the applicable Indenture relating to the satisfaction and discharge of the applicable Indenture have been complied with; and

  (e)
  in the case of the Subordinated Debt Indenture, no event or condition shall exist that, pursuant to the subordination provisions of such indenture, would prevent us from making payments of the principal of or interest, if any, on the Subordinated Debt Securities of such series.

Evidence of Compliance

        The Indentures provide that we shall furnish to the applicable trustee evidence of compliance by us with conditions precedent provided for in the applicable Indenture to be fulfilled by us relating to: (a) the certification and delivery of the original issue of Debt Securities; (b) the satisfaction and discharge of the applicable Indenture; and (c) the taking of any action to be taken by the applicable trustee at our request forthwith if and when such evidence is required to be furnished to the applicable trustee by the applicable Indenture. The evidence of compliance is to consist of: (a) a certificate of one of our directors or officers stating that the conditions precedent have been complied with in accordance with the terms of the applicable Indenture; and (b) in case of conditions precedent compliance with which are by the applicable Indenture made subject to a review or an examination by counsel, an opinion of counsel that such conditions precedent have been complied with in accordance with the terms of the applicable Indenture. Any such evidence of compliance shall also comply with any legislation relating to trust indentures applicable to the applicable Indenture. In addition to the foregoing, we shall, whenever the applicable trustee so requires by written notice, furnish the applicable trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the applicable trustee as to any action or step required or permitted to be taken by us under the applicable Indenture or as a result of any obligation imposed by the applicable Indenture. The Indentures also provide that we will annually furnish the applicable trustee with a certificate stating that we have complied with all covenants, conditions or other requirements contained in the applicable Indenture, non-compliance with which would constitute a default or an event of default under the applicable Indenture; or, in the event of such non-compliance, specifying the particulars of such non-compliance.

Consent to Service

        In connection with the Indentures, we have designated and appointed Nexen Petroleum U.S.A. Inc., 12790 Merit Drive, Suite 800, LB 94, Dallas, Texas 75251 as our authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Indentures or the Debt Securities that may be instituted in any federal or New York state court located in New York City, or brought by the applicable trustee (whether in its individual capacity or in its capacity as trustee under the applicable Indenture), and have irrevocably submitted to the nonexclusive jurisdiction of such courts.

PARTICULAR TERMS OF THE SENIOR DEBT SECURITIES

Ranking of Senior Debt Securities

        The Senior Debt Securities will be our unsecured senior obligations and will rank equally and ratably with all of our other unsecured senior indebtedness from time to time outstanding. The Senior Debt Securities will be senior to our Subordinated Debt Securities.

Limitation on Liens

        We covenant and agree in the Senior Debt Indenture that except for Permitted Encumbrances (as defined below), (a) we shall not create, incur, assume or suffer to exist, nor shall we allow or permit any Restricted Subsidiary (as defined below) to create, incur, assume or suffer to exist, any Security Interest (as defined below) securing any Indebtedness for Borrowed Money (as defined below) or interest thereon, upon or with respect to any of our properties or assets or any income or profits therefrom, whether owned on the date of the Senior Debt Indenture or thereafter acquired, and (b) without limitation to the provisions of clause (a) of this sentence, we shall not create, incur, assume or suffer to exist, nor shall we allow or permit any Subsidiary (as defined below) to create, incur, assume or suffer to exist, any Security Interest securing any Indebtedness for Borrowed Money or interest thereon, upon or with respect to any shares of capital stock, Indebtedness (as defined below) or other securities of, or other ownership interests in, any Restricted Subsidiary, whether owned on the date of the Senior Debt Indenture or thereafter acquired, unless, in any case described in (a) or (b) of this sentence, we or such Restricted Subsidiary or Subsidiary, as the case may be, shall secure or cause to be secured the Senior Debt Securities equally and ratably with the Indebtedness for Borrowed Money secured by such Security Interest.

Events of Default

        Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the events of default or our covenants that are described below. Unless otherwise specified in the applicable Prospectus Supplement, the following are "Events of Default" under the Senior Debt Indenture in relation to the Senior Debt Securities issued thereunder:

  (a)
  default in the payment of interest on any Senior Debt Security of that series when such interest becomes due and payable and the default continues for a period of 30 days;

  (b)
  default in the payment of the principal of, or premium or other amounts, if any, on any Senior Debt Security of that series when the same becomes due and payable at maturity or on redemption or otherwise;

  (c)
  failure to deposit any sinking fund payment after it becomes due by the terms of a Senior Debt Security of that series;

  (d)
  failure to observe or perform any other covenants, agreements or warranties in the Senior Debt Securities of that series or the Senior Debt Indenture (other than a covenant, agreement or warranty a default in whose performance or whose breach is elsewhere specifically dealt with or which has expressly been included in the Senior Debt Indenture solely for the benefit of a series of applicable Senior Debt Securities other than that series), and the failure to observe or perform continues for the period and after the notice specified below;

  (e)
  we, pursuant to or within the meaning of any bankruptcy law, (i) commence a voluntary case or proceeding under any bankruptcy law, (ii) consent to the entry of a judgment, decree or order for relief against us in an involuntary case or proceeding under any bankruptcy law, (iii) consent to or acquiesce in the institution of bankruptcy or insolvency proceedings against us, (iv) apply for, consent to or acquiesce in the appointment of or taking possession by a custodian of us or for all or substantially all of our property, (v) make a general assignment for the benefit of our creditors, (vi) admit in writing to an inability to pay our debts as they become due or (vii) take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

  (f)
  (i) a court of competent jurisdiction enters a judgment, decree or order for relief in an involuntary case or proceeding under any bankruptcy law which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of us, (B) appoint a custodian for all or substantially all of our property, or (C) order the winding-up or liquidation of our affairs, and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (ii) any bankruptcy or insolvency petition or application is filed, or any bankruptcy or insolvency proceeding is commenced, against us and such petition, application or proceeding is not dismissed within 60 days; or (iii) a warrant of attachment is issued against any material portion of our property which is not released within 60 days of service; or (iv) a court of competent jurisdiction enters an order or decree under any bankruptcy law that is for relief in an involuntary case against us;

  (g)
  if an event of default (as defined in any indenture or instrument under which we or any of the Restricted Subsidiaries has at the time of the Senior Debt Indenture or shall thereafter have outstanding any Indebtedness for Borrowed Money) shall happen and be continuing, or we or any of the Restricted Subsidiaries shall have failed to pay principal amounts with respect to such indebtedness at maturity and such event of default or failure to pay shall result in such indebtedness being declared due and payable or otherwise being accelerated, in either event so that an amount in excess of the greater of U.S.$75,000,000 and 7.5% of our Shareholders' Equity shall be or become due and payable upon such declaration or otherwise accelerated prior to the date on which the same would otherwise have become due and payable (the "accelerated indebtedness"), and such acceleration shall not be rescinded or annulled, or such event of default or failure to pay under such indenture or instrument shall not be remedied or cured, whether by payment or otherwise, or waived by the holders of such accelerated indebtedness, then (a) if the accelerated indebtedness shall be as a result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times and on the conditions set out in any such indenture or instrument, it shall not be considered an Event of

    Default for purposes of the Senior Debt Indenture until 30 days after notice to us from the trustee under the Senior Debt Indenture or the holders of at least 25% in aggregate principal amount of the outstanding Senior Debt Securities of a series demanding that such event of default be remedied, or (b) if the accelerated indebtedness shall occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (i) if such accelerated indebtedness is, by its terms, Non-Recourse Debt (as defined below) to us or the Restricted Subsidiaries, it shall not be considered an Event of Default for purposes of the Senior Debt Indenture; or (ii) if such accelerated indebtedness is recourse to us or the Restricted Subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such other indenture or instrument in connection with such failure to pay principal or an event of default shall be applicable together with an additional seven days after notice to us from the trustee under the Senior Debt Indenture or the holders of at least 25% in aggregate principal amount of the outstanding Senior Debt Securities of a series demanding that such event of default be remedied before being considered an Event of Default for purposes of the Senior Debt Indenture; or

  (h)
  any other event of default provided with respect to Senior Debt Securities of that series.

        All references to an "Event of Default" under the heading "Particular Terms of the Senior Debt Securities" shall be deemed to be a reference to the events of default described above. A default under clause (d) above is not an Event of Default until the trustee under the Senior Debt Indenture or the holders of at least 25% in aggregate principal amount of the outstanding Senior Debt Securities of that series notify us of the default and we do not cure the default within 60 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default". When a default under clause (d) above is cured within such 60-day period, it ceases to be a default.

        In the event of a declaration of acceleration in respect of the Senior Debt Securities because an Event of Default specified in clause (g) above shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given by us to the trustee under the Senior Debt Indenture and countersigned by the holders of such indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Senior Debt Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

        If an Event of Default under the Senior Debt Indenture occurs and is continuing with respect to any series of the Senior Debt Securities (except in respect of an Event of Default as described in clause (e) and (f) above), then and in every such case the trustee under the Senior Debt Indenture or the holders of at least 25% in aggregate principal amount of the then outstanding Senior Debt Securities of such affected series may declare the unpaid principal amount (or, if the Senior Debt Securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all Senior Debt Securities of such series and all accrued and unpaid interest thereon, if any, to be immediately due and payable. If an Event of Default as described in clause (e) and (f) above occurs, all unpaid principal and accrued interest, if any, on the Senior Debt Securities of an affected series shall be immediately due and payable without any further act by the trustee or any holder. However, except with respect to any non-payment of principal or interest, at any time after a declaration of acceleration with respect to any series of the Senior Debt Securities has been made, but before a judgment or decree for payment of the money due has been obtained, upon compliance with certain conditions specified in the Senior Debt Indenture, including the cure or waiver of all existing Events of Default and the deposit with the trustee of funds sufficient to pay all due and payable principal and interest on the Senior Debt Securities of such series, the holders of a majority in principal amount of the outstanding Senior Debt Securities of that series, by written notice to the trustee may rescind such acceleration.

        Subject to certain limitations set forth in the Senior Debt Indenture, the holders of a majority in principal amount of the outstanding Senior Debt Securities of each series affected by an Event of Default shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Senior Debt Indenture, or exercising any trust or power conferred on such trustee, with respect to the Senior Debt Securities of such series affected by such Event of Default.

        No holder of Senior Debt Securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the Senior Debt Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

  •
  such holder has previously given to the trustee under the Senior Debt Indenture written notice of a continuing Event of Default with respect to the Senior Debt Securities of such series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding Senior Debt Securities of such series have made written request to the trustee under the Senior Debt Indenture to institute such proceeding as trustee;

  •
  such holder or holders have offered reasonable indemnity to the trustee under the Senior Debt Indenture against the costs, expenses and liabilities to be incurred in compliance with such request;

  •
  the trustee under the Senior Debt Indenture has failed to institute such proceeding within 60 days after receipt of such notice, request and offer of indemnity; and

  •
  no direction inconsistent with such written request has been given to the trustee under the Senior Trust Indenture during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of such series.

        However, such above-mentioned limitations do not apply to a suit instituted by the holder of Senior Debt Securities for the enforcement of payment of the principal or interest, if any, on such Senior Debt Securities on or after the applicable due date specified in such Senior Debt Securities.

        The holders of not less than a majority of the principal amount of the outstanding Senior Debt Securities of a particular series may, by written notice to the trustee under the Senior Debt Indenture, on behalf of all of the holders of Senior Debt Securities of such series, waive any default or Event of Default except in respect of: (a) the payment of principal, other amounts or interest, if any, on the Senior Debt Securities of such series; or (b) in respect of a covenant under the Senior Debt Indenture which cannot be modified or amended without the consent of the holder of each outstanding Senior Debt Security of such series. Upon such waiver, such default or Event of Default shall cease to exist and shall be deemed to have been cured for every purpose of the Senior Debt Indenture.

Modification and Waiver

        The Senior Debt Indenture provides that with the consent of the holders of not less than a majority in principal amount of all outstanding Senior Debt Securities of each series affected by such supplemental indenture delivered to us and the trustee under the Senior Debt Indenture, we and the trustee under the Senior Debt Indenture may enter into an indenture or indentures supplemental to the Senior Debt Indenture for the purpose of modifying in any manner the rights of the holders of Senior Debt Securities or adding any provisions to or changing in any manner or eliminating any of the provisions of the Senior Debt Indenture; provided however, that no such supplemental indenture shall, without the consent of the holder of each outstanding Senior Debt Security of such series:

  (a)
  change the stated maturity of the principal of, or premium, other amounts, if any, or any installment of principal of, or premium or other amounts, if any, or interest, if any, on, any Senior Debt Security, or reduce the principal amount (or accreted value, as the case may be) thereof or the rate of interest thereon or accretions or any premium or other amounts payable upon the redemption, repurchase or repayment thereof, or change the manner in which the amount of any of the foregoing is determined, or reduce the amount of the principal (or accreted value, as the case may be) that would be due and payable upon a declaration of acceleration of the maturity, or change any place of payment where, or the applicable currency for, or impair the right to receive payment of principal or a premium, interest, if any, or other amounts, if any, on any holder's Senior Debt Securities on or after their respective due dates or to institute suit for the enforcement of any such payment;

  (b)
  reduce the percentage in principal amount of the outstanding Senior Debt Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Senior Debt Indenture or defaults or events of default and their consequences provided for in the Senior Debt Indenture;

  (c)
  modify any of the provisions regarding the establishment of supplemental indentures by the consent of a majority of the aggregate principal amount of the Senior Debt Securities or limitation on suits or the waiver of certain past defaults or compliance with certain covenants, except to increase any percentage required to establish such supplemental indenture or institute such suit or waive such default or covenant compliance or to provide that certain other provisions of the Senior Debt Indenture cannot be modified or waived without the consent of the holder of each outstanding Senior Debt Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any holder of Senior Debt Securities with respect to changes in the references to "the Trustee" in certain provisions of the Senior Debt Indenture;

  (d)
  modify any conversion ratio or otherwise impair conversion rights with respect to such outstanding Senior Debt Securities, except as expressly permitted by the terms of such outstanding Senior Debt Securities;

  (e)
  modify any redemption provisions applicable to such outstanding Senior Debt Securities;

  (f)
  directly or indirectly release any of the collateral or security interest in respect of such outstanding Senior Debt Securities, except as expressly permitted by the terms of such outstanding Senior Debt Securities; or

  (g)
  change any obligations to pay additional amounts provided in the terms of such outstanding Senior Debt Securities.

        A supplemental indenture which changes or eliminates any covenant or other provisions of the Senior Debt Indenture which has expressly been included solely for the benefit of one or more particular series of Senior Debt Securities, or which modifies the rights of the holders of Senior Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Senior Debt Indenture of the holders of Senior Debt Securities of any other series.

        The Senior Debt Indenture or the Senior Debt Securities may be amended or supplemented, without the consent of any holder of such Senior Debt Securities in order to, among other things, cure any ambiguity, defect or inconsistency or to make any change, in any case, that does not materially adversely affect the interests of the holders of such Senior Debt Securities.

        Other actions by the holders of Senior Debt Securities may be taken with the written consent of a majority in aggregate principal amount of the outstanding Senior Debt Securities of each affected series or by ordinary resolution at a meeting of holders of such Senior Debt Securities. The Senior Debt Indenture provides that resolutions may be made either by vote in person or by written proxy at meetings of Senior Debt Security holders. Resolutions by vote at a meeting will not be binding upon Senior Debt Security holders (or, if the action to be taken affects the rights of holders of one or more series of Senior Debt Securities in a different manner than other holders, upon the holders of such affected series) unless passed by (i) at least a majority of the principal amount of Senior Debt Securities (or each affected series thereof) voted at a meeting where the holders of a majority of the principal amount of the outstanding Senior Debt Securities (or each affected series thereof) are present, subject to provisions providing for a specified percentage of the holders of the principal amount of Senior Debt Securities required to vote with respect to certain consents or waivers provided under the Senior Debt Indenture and provisions as to adjourned meetings, or (ii) the holders of a majority of the principal amount of Senior Debt Securities (or each affected series thereof) voted at a meeting where at least 25% of the principal amount of the outstanding Senior Debt Securities (or each affected series thereof) are present, in the case of a reconvened meeting.

Redemption for Changes in Canadian Tax Law

        We have the right to redeem, at any time, the Senior Debt Securities of a series, in whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice as described below, if:

  (a)
  we determine that (i) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or the Applicable Jurisdiction or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after a date or dates specified in the supplement to this Prospectus relating to such series of Senior Debt Securities, if any date is so specified, we have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts (as defined below) or Reorganization Additional Amounts with respect to any Senior Debt Security of such series, or (ii) on or after a date or dates specified in the supplement to this Prospectus relating to such series of Senior Debt Securities, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or the Applicable Jurisdiction or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (i) above, whether or not such action was taken or decision was rendered with respect to us, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the opinion of our counsel, will result in our obligation to pay, on the next succeeding date on which interest is due, Additional Amounts or Reorganization Additional Amounts with respect to any Senior Debt Security of such series; and

  (b)
  we, in our business judgment, determine that any such obligation under (a) above cannot be avoided by the use of reasonable measures available to us;

provided, however, that (i) no such notice of redemption may be given earlier than 60 nor later than 30 days prior to the earliest date on which we would be obligated to pay such Additional Amounts or Reorganization Additional Amounts were a payment in respect of the Senior Debt Securities then due, and (ii) at the time such notice of redemption is given, such obligation to pay such Additional Amounts or Reorganization Additional Amounts remains in effect.

Canadian Withholding Taxes

        All payments made by or on behalf of us under or with respect to the Senior Debt Securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or any authority or agency therein or thereof having power to tax ("Canadian Taxes") unless we are required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency.

        If we are so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Senior Debt Securities, we will pay as additional interest such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder of Senior Debt Securities after such withholding or deduction (and after deducting any Canadian Taxes on such Additional Amounts) will not be less than the amount the holder of Senior Debt Securities would have received if such Canadian Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to a holder of Senior Debt Securities (an "Excluded Holder") in respect of the beneficial owner thereof:

  •
  with which we do not deal at arm's length (for purposes of the Income Tax Act (Canada)) at the time of the making of such payment;

  •
  which is subject to such Canadian Taxes by reason of the holder being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province thereof otherwise than by the mere holding of Senior Debt Securities or the receipt of payments thereunder; or

  •
  which is subject to such Canadian Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in, the rate of deduction or withholding of, such Canadian Taxes.

        We will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. We will indemnify and hold harmless each holder (other than an Excluded Holder) and, upon written request, reimburse each such holder for the amount excluding any Additional Amounts that have been previously paid by us with respect thereto of: (a) any Canadian Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the Senior Debt Securities; (b) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and (c) any Canadian Taxes imposed with respect to any reimbursement under clause (a) or (b) in this paragraph. All references herein to the payment of the principal of, or premium, if any, or interest on any Senior Debt Securities shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts would be payable.

        The foregoing obligations shall survive any termination, defeasance or discharge of the Senior Debt Indenture.

Governing Law

        The Senior Debt Indenture is, and the Senior Debt Securities will be, governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereunder that would indicate the applicability of the laws of any jurisdiction other than such state, and also subject to, and governed by, the provisions of the United States Trust Indenture Act of 1939 (the "Trust Indenture Act") required to be a part thereof.

Definitions Relating to the Senior Debt Securities

        The Senior Debt Indenture contains the following definitions particular to the Senior Debt Securities:

  "Consolidated Net Tangible Assets" means the total amount of assets of any Person on a consolidated basis (less applicable reserves and other properly deductible items) after deducting therefrom:

  (a)
  all current liabilities (excluding any indebtedness classified as a current liability and any current liabilities which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed);

  (b)
  all goodwill, trade names, trademarks, patents, unamortized debt discounts and expenses and other like intangibles; and

  (c)
  appropriate adjustments on account of minority interests of other persons holding shares of the Subsidiaries of such Person,

  in each case, as shown on the most recent annual audited or quarterly unaudited consolidated balance sheet of such Person computed in accordance with GAAP;

  "Current Assets" means current assets as determined in accordance with GAAP;

  "Facilities" means any drilling equipment, production equipment and platforms or mining equipment; pipelines, pumping stations and other pipeline facilities; terminals, warehouses and storage facilities; bulk plants; production, separation, dehydration, extraction, treating and processing facilities; gasification or natural gas liquefying facilities, flares, stacks and burning towers; floatation mills, crushers and ore handling facilities; tank cars, tankers, barges, ships, trucks, automobiles, airplanes and other marine, automotive, aeronautical and other similar moveable facilities or equipment; computer systems and associated programs or office equipment; roads, airports, docks (including drydocks); reservoirs and waste disposal facilities; sewers; generating plants (including power plants), electric lines and other utilities; telephone and telegraph lines, radio and other communications facilities; townsites, housing facilities, recreation halls, stores and other related facilities; and similar facilities and equipment of or associated with any of the foregoing;

  "GAAP" means generally accepted accounting principles which are in effect from time to time in Canada;

  "Indebtedness" as to any Person, means, without duplication, all items of indebtedness or liability which in accordance with GAAP would be considered to be indebtedness or liabilities of such Person as at the date of which indebtedness is to be determined, including Indebtedness for Borrowed Money;

  "Indebtedness for Borrowed Money" as to any Person, means, without duplication, the full amount of all liabilities of such Person for the repayment, either in money or in property, of borrowed money, and the full amount of liabilities of others for the repayment, either in money or in property, of borrowed money, that is guaranteed or endorsed (otherwise than for purposes of collection) by such Person, or which such Person is obligated, contingently or otherwise, to purchase, or on which such Person is otherwise contingently liable, provided that a contingent liability for borrowed money shall only constitute Indebtedness for Borrowed Money where the amount thereof is recorded as a liability in the most recent consolidated financial statements of such Person prepared in accordance with GAAP;

  "Non-Recourse Debt" means indebtedness to finance the creation, development, construction or acquisition of properties or assets and any increases in or extensions, renewals or refinancings of such indebtedness, provided that the recourse of the lender thereof (including any agent, trustee, receiver or other Person acting on behalf of such entity) in respect of such indebtedness is limited (except for recourse with respect to a breach of representations, warranties or covenants not related to repayment of such indebtedness to the extent such representations, warranties and covenants are customarily given in non-recourse financings) to the properties or assets created, developed, constructed or acquired in respect of which such indebtedness has been incurred and to the receivables, inventory, equipment, chattels payable, contracts, intangibles and other assets, rights or collateral connected with the properties or assets created, developed, constructed or acquired and to which such lender has recourse;

  "Permitted Encumbrances" means any of the following:

  (a)
  Security Interests arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, master limited partnership agreements, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, joint venture or joint operation agreements, development agreements, operating agreements, production sales contracts (including Security Interests in respect of take or pay or similar obligations thereunder), area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, which in each of the foregoing cases is customary in the oil and gas business, and other agreements which are customary in the oil and gas business, provided in all instances that such Security Interests are limited to the assets that are the subject of the relevant agreement;

  (b)
  Security Interests arising under partnership agreements, production payment agreements, contracts for the sale, purchase, exchange, transportation or processing of industrial chemicals, operating agreements, production sales contracts (including Security Interests in respect of take or pay or similar obligations thereunder) and shared facilities and services agreements, which in each of the foregoing cases is entered into in the ordinary course of the industrial chemical business, and other agreements which are customary in the industrial chemical business, provided in all instances that such Security Interests are limited to the assets that are the subject of the relevant agreement;

  (c)
  Security Interests on property not situated in Canada, the United Kingdom or the United States;

  (d)
  Security Interests on assets or property (including oil sands property) or any interest therein, construction thereon or improvements thereto and on any receivables, inventory, equipment, chattel paper, contract rights, intangibles or other assets, rights or collateral related to such assets or property, securing:

    (i)
    all or any portion of the cost of acquisition (directly or indirectly), surveying, exploration, drilling, development, extraction, mining, operation, production, construction, alteration, repair or improvement of all or any part of such assets or property, the plugging and abandonment of wells and the decommissioning or removal of structures or facilities located thereon, and the reclamation and clean-up of such properties, facilities and interests and surrounding lands whether or not owned by us or the Restricted Subsidiaries, including the cost of acquisition of ownership of any Person which owns any such assets or property;

    (ii)
    all or any portion of the cost of acquiring (directly or indirectly), developing, constructing, altering, improving, operating or repairing any assets or property (or improvements on such assets or property) used or to be used in connection with such assets or property, whether or not located (or located from time to time) at or on such assets or property;

    (iii)
    indebtedness incurred by us or any Subsidiaries to provide funds for the activities set forth in clauses (i) and (ii) above, provided such indebtedness is incurred prior to, during or within two years after the completion of acquisition, construction or such other activities referred to in clauses (i) and (ii) above; and

    (iv)
    indebtedness incurred by us or any Subsidiaries to refinance indebtedness incurred for the purposes set forth in clauses (i) and (ii) above;

    without limiting the generality of the foregoing, costs incurred after the date of the Senior Debt Indenture with respect to clauses (i) or (ii) above shall include costs incurred for all facilities relating to such assets or property, or to projects, ventures or other arrangements of which such assets or property form a part or which relate to such assets or property, which facilities shall include, without limitation, Facilities, whether or not in whole or in part located (or from time to time located) at or on such assets or property;

  (e)
  Security Interests on property, assets or facilities used in connection with, or necessarily incidental to, the purchase, sale, storage, transportation or distribution of oil or gas, or the products derived from oil or gas;

  (f)
  Security Interests in respect of securities or Indebtedness of a Subsidiary other than a Restricted Subsidiary;

  (g)
  Security Interests on any property in favour of any federal government or any province, state or territory thereof or any municipality therein or any political subdivision, department, agency or instrumentality of any of them or any public utility or governmental or other public authority, where such Security Interests are required pursuant to any contract or applicable law, or with respect to any franchise, grant, license or permit;

  (h)
  Security Interests on cash or our marketable securities or the marketable securities of any Restricted Subsidiary granted in the ordinary course of business in connection with:

  (i)
  any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate insurance and other similar agreements or arrangements;

  (ii)
  any interest rate swap agreements, forward rate agreements, interest rate cap or collar agreements or other similar financial agreements or arrangements; or

  (iii)
  any agreements or arrangements entered into for the purpose of hedging product prices;

  (i)
  pre-existing Security Interests on assets when acquired or when the owner thereof becomes a Restricted Subsidiary, or Security Interests given by such Restricted Subsidiary on other assets of such Restricted Subsidiary in compliance with obligations under trust deeds or other instruments entered into prior to its becoming a Restricted Subsidiary, or pre-existing Security Interests existing on assets of a Person at the time such Person is merged, amalgamated, liquidated or consolidated with or into us or any Restricted Subsidiary;

  (j)
  Purchase Money Mortgages;

  (k)
  Security Interests on Current Assets given in the ordinary course of business to any financial institution to secure any Indebtedness payable on demand or maturing (including any right of extension or renewal) 18 months or less after the date such Indebtedness is incurred or the date of any renewal or extension thereof;

  (l)
  Security Interests given by us in favour of a Restricted Subsidiary or by a Restricted Subsidiary in our favour or in favour of another Restricted Subsidiary;

  (m)
  Security Interests in respect of transactions such as the sale (including any forward sale) or other transfer, in the ordinary course of business, of:

  (i)
  oil, gas or other minerals, whether in place or when produced, for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals; or

  (ii)
  any other interests in property of a character commonly referred to as a "production payment";

  (n)
  rights of set off;

  (o)
  Security Interests existing as of the date of the Senior Debt Indenture;

  (p)
  extensions, renewals or replacements of all or part of any Security Interest permitted under paragraphs (a) to (o) hereof or successive extensions, renewals or replacements thereof, provided that such Security Interest relates to the same property plus improvements, if any, and provided that the amount of Indebtedness secured thereby will not exceed the principal amount of such Indebtedness immediately prior to such extension, renewal or replacement plus an amount necessary to pay any fees or expenses, including premiums, related to such extension, renewal or replacement; and

  (q)
  Security Interests that would otherwise be prohibited (including any extensions, renewals or replacements thereof or successive extensions, renewals or replacements thereof), provided that the aggregate Indebtedness outstanding and secured under this paragraph (q) does not (calculated at the time of the giving of Security Interests on the Indebtedness and not at the time of any extension, renewal or replacement thereof) exceed an amount equal to 10% of our Consolidated Net Tangible Assets;

  "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof;

  "Purchase Money Mortgage" means a mortgage, charge or other Security Interest on or against any property securing any Purchase Money Obligation for such property, provided that such mortgage, charge or Security Interest is created or assumed within 18 months after such property is acquired;

  "Purchase Money Obligation" means any Indebtedness created or assumed as part of the purchase price of real or personal property, whether or not secured, and any extensions, renewals, refinancings or refundings of any such Indebtedness, provided that the principal amount of such Indebtedness outstanding on the date of such extension, renewal, refinancing or refunding is not increased other than by an amount necessary to pay any fees or expenses, including premiums, related to such extension, renewal, refinancing or refunding and further provided that any security given in respect of such Indebtedness shall not extend to any property other than the property acquired in connection with which such Indebtedness was created or assumed and fixed improvements, if any, erected or constructed thereon;

  "Restricted Property" means any oil, gas or mineral property of a primary nature located in the United States, the United Kingdom or Canada, and any facilities located in the United States, the United Kingdom or Canada, directly related to the mining, processing or manufacture of hydrocarbons or minerals, or any of the constituents thereof, or the derivatives therefrom and includes voting stock or other interests of a corporation or other Person which owns such property or facilities, but does not include (i) any property or facilities used in connection with or necessarily incidental to the purchase, sale, storage, transportation or distribution of Restricted Property, (ii) any property which, in the opinion of our board of directors, is not materially important to the total business conducted by us and our Subsidiaries as an entirety, or (iii) any portion of a particular property which, in the opinion of our board of directors, is not materially important to the use or operation of such property;

  "Restricted Subsidiary" means:

  (a)
  any Subsidiary of us which owns Restricted Property, which Restricted Property owned by such Subsidiary represents not less than the greater of 5% of our Consolidated Net Tangible Assets and U.S.$50,000,000 (or the equivalent thereof in any other currency), excluding however any such Subsidiary if the amount of our share of the Shareholders' Equity therein does not at the time of determination exceed 2% of our Shareholders' Equity; and

  (b)
  any Subsidiary of us designated as a Restricted Subsidiary from time to time in the form of designation provided for under the Senior Debt Indenture.

  "Security Interest" means any security by way of an assignment, mortgage, charge, pledge, lien, encumbrance, title retention agreement or other security interest whatsoever, howsoever created or arising, whether absolute or contingent, fixed or floating, perfected or not; provided, however, for greater certainty, "Security Interest" shall not include any security interest referred to in Section 1(1)(tt)(ii) of the Personal Property Security Act (Alberta);

  "Shareholders' Equity" means the aggregate amount of shareholders' equity (including but not limited to share capital, contributed surplus and retained earnings) of a Person as shown on the most recent annual audited or quarterly unaudited consolidated balance sheet of the Person and computed in accordance with GAAP; and

  "Subsidiary" means, with respect to any Person:

  (a)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (b)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

PARTICULAR TERMS OF THE SUBORDINATED DEBT SECURITIES

Ranking of Subordinated Debt Securities

        The Subordinated Debt Securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness (as defined below) including any Senior Debt Securities. In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or similar proceedings relative to us or our creditors or assets, or any liquidation, dissolution or winding-up of us, whether voluntary or involuntary, or any assignment for the benefit of our creditors or other marshalling of our assets and liabilities (each, an "Insolvency Event") the holders of Senior Indebtedness shall be entitled to receive payment in full, or provision shall be made for such payment, before holders of Subordinated Debt Securities shall be entitled to receive any payment or distribution of any kind or character, on account of principal or interest, if any, on the Subordinated Debt Securities or on account of any purchase or other acquisition of Subordinated Debt Securities by us or any of our subsidiaries (all such payments, distributions, purchases and acquisitions being, individually and collectively, a "Subordinated Debt Securities Payment") on any Subordinated Debt Securities.

        If either the trustee under the Subordinated Debt Indenture or a holder of Subordinated Debt Securities receives a Subordinated Debt Securities Payment with knowledge of an Insolvency Event and prior to payment in full of all Senior Indebtedness, such trustee or holder shall hold in trust for the benefit of holders of Senior Indebtedness any such Subordinated Debt Securities Payment, or pay over or deliver such Subordinated Debt Securities Payment to the trustee in bankruptcy, receiver or other person distributing our assets for purposes of paying in full all Senior Indebtedness remaining unpaid.

        In the event of our insolvency, upon any distribution of our assets, our unsecured creditors who are not holders of Subordinated Debt Securities or holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of Subordinated Debt Securities.

        The term "Senior Indebtedness" means, with respect to us:

  (a)
  the principal (including redemption payments), interest, if any, and other payment obligations in respect of (i) our indebtedness for money borrowed and (ii) indebtedness evidenced by debentures, bonds, notes or other similar instruments issued by us, including any such securities issued under any indenture or other instrument to which we are a party (including, for the avoidance of doubt, but subject to clauses (A) and (B) of this sentence set forth below, indentures pursuant to which subordinated debentures have been or may be issued);

  (b)
  all of our capital, operating or other lease obligations;

  (c)
  all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all hedging agreements and agreements of a similar nature thereto (including interest rate, currency or commodity swap agreements and commodity purchase and sale agreements) and all agreements relating to any such agreements, and all our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

  (d)
  all of our obligations for the reimbursement of amounts paid pursuant to any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

  (e)
  all obligations of the type referred to in clauses (a) through (d) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

  (f)
  all obligations of the type referred to in clauses (a) through (e) above of other persons secured by any lien on any of our property or assets, (whether or not such obligation is assumed by us);

in each case whether outstanding at the date of the Subordinated Debt Indenture or thereafter incurred, except for: (A) any such indebtedness that contains express terms, or is issued under an indenture or other instrument which contains express terms, providing that it is subordinate to or ranks pari passu with the Subordinated Debt Securities or any series thereof; and (B) any indebtedness between us and our affiliates.

        Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions of the Subordinated Debt Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such Senior Indebtedness and the trustee under the Subordinated Debt Indenture or any of the holders of Subordinated Debt Securities.

Payment Blockage

        No payment of principal (including redemption payments) or interest, if any, on any Subordinated Debt Securities may be made:

  •
  if any of our Senior Indebtedness is not paid when due;

  •
  if any applicable grace period with respect to a payment default on our Senior Indebtedness has ended and such default has not been cured or waived or ceased to exist; or

  •
  if the maturity of any of our Senior Indebtedness has been accelerated because of a default and such acceleration has not been rescinded and annulled or such Senior Indebtedness repaid in accordance with its terms.

Events of Default

        Unless otherwise specified in the applicable Prospectus Supplement, the following will be "Events of Default" under the Subordinated Debt Indenture in relation to any series of the Subordinated Debt Securities:

  (a)
  default in the payment of interest on any Subordinated Debt Security of that series when such interest becomes due and payable and the default continues for a period of 30 days;

  (b)
  default in the payment of the principal or other amounts, if any, on any Subordinated Debt Security of that series when the same becomes due and payable at maturity or on redemption or otherwise;

  (c)
  failure to deposit any sinking fund payment after it becomes due by the terms of a Subordinated Debt Security of that series;

  (d)
  failure to observe or perform any other covenants, agreements or warranties in the Subordinated Debt Securities of that series or the Subordinated Debt Indenture (other than a covenant, agreement or warranty a default in whose performance or whose breach is elsewhere specifically dealt with or which has expressly been included in the Subordinated Debt Indenture solely for the benefit of a series of applicable Subordinated Debt Securities other than that series), and the failure to observe or perform continues for the period and after the notice specified below;

  (e)
  we, pursuant to or within the meaning of any bankruptcy law, (i) commence a voluntary case or proceeding under any bankruptcy law, (ii) consent to the entry of a judgment, decree or order for relief against us in an involuntary case or proceeding under any bankruptcy law, (iii) consent to or acquiesce in the institution of bankruptcy or insolvency proceedings against us, (iv) apply for, consent to or acquiesce in the appointment of or taking possession by a custodian of us or for all or substantially all of our property, (v) make a general assignment for the benefit of our creditors, (vi) admit in writing to an inability to pay our debts as they become due or (vii) take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

  (f)
  (i) a court of competent jurisdiction enters a judgment, decree or order for relief in an involuntary case or proceeding under any bankruptcy law which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of us, (B) appoint a custodian for all or substantially all of our property, or (C) order the winding-up or liquidation of our affairs, and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (ii) any bankruptcy or insolvency petition or application is filed, or any bankruptcy or insolvency proceeding is commenced, against us and such petition, application or proceeding is not dismissed within 60 days; or (iii) a warrant of attachment is issued against any material portion of our property which is not released within 60 days of service; or (iv) a court of competent jurisdiction enters an order or decree under any bankruptcy law that is for relief in an involuntary case against us; or

  (g)
  any other event of default provided with respect to Subordinated Debt Securities of that series.

        All references to an "Event of Default" under the heading "Particular Terms of the Subordinated Debt Securities" shall be deemed to be a reference to the events of default described above. A default under clause (d) above is not an Event of Default until the trustee under the Subordinated Debt Indenture or the holders of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities of that series notify us of the default and we do not cure the default within 60 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." When a default under clause (d) above is cured within such 60-day period, it ceases to be a default.

        If an Event of Default under the Subordinated Debt Indenture occurs and is continuing with respect to any series of the Subordinated Debt Securities (except in respect of an Event of Default as described in clause (e) and (f) above), then and in every such case the trustee under the Subordinated Debt Indenture or the holders of at least 25% in aggregate principal amount of the then outstanding Subordinated Debt Securities of such affected series may, subject to any subordination provisions thereof, declare the entire principal amount (or, if the Subordinated Debt Securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all Subordinated Debt Securities of such series and all accrued and unpaid interest thereon, if any, to be immediately due and payable. If an Event of Default as described in clause (e) and (f) above occurs, all unpaid principal and accrued interest, if any, on the Subordinated Debt Securities of an affected series shall be immediately due and payable without any further act by the trustee or any holder. However, except with respect to any non-payment of principal or interest, at any time after a declaration of acceleration with respect to any series of the Subordinated Debt Securities has been made, but before a judgment or decree for payment of the money due has been obtained, upon compliance with certain conditions specified in the Subordinated Debt Indenture, including the cure or waiver of all existing Events of Default and the deposit with the trustee of funds sufficient to pay all due and payable principal and interest on the Subordinated Debt Securities of such series, the holders of a majority in principal amount of the outstanding Subordinated Debt Securities of that series, by written notice to the trustee may rescind such acceleration.

        Subject to certain limitations set forth in the Subordinated Debt Indenture, the holders of a majority in principal amount of the outstanding Subordinated Debt Securities of each series affected by an Event of Default shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Subordinated Debt Indenture, or exercising any trust or power conferred on such trustee, with respect to the Subordinated Debt Securities of such series affected by such Event of Default.

        No holder of Subordinated Debt Securities of any series will have any right to institute any proceeding with respect to the Subordinated Debt Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

  •
  such holder has previously given to the trustee under the Subordinated Debt Indenture written notice of a continuing Event of Default with respect to the Subordinated Debt Securities of such series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities of such series have made written request to the trustee under the Subordinated Debt Indenture to institute such proceeding as trustee;

  •
  such holder or holders have offered reasonable indemnity to the trustee under the Subordinated Debt Indenture against the costs, expenses and liabilities to be incurred in compliance with such request;

  •
  the trustee under the Subordinated Debt Indenture has failed to institute such proceeding within 60 days after receipt of such notice, request and offer of indemnity; and

  •
  no direction inconsistent with such written request has been given to the trustee under the Subordinated Trust Indenture during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of such series.

        However, such above-mentioned limitations do not apply to a suit instituted by the holder of Subordinated Debt Securities for the enforcement of payment of the principal or interest, if any, on such Subordinated Debt Securities on or after the applicable due date specified in such Subordinated Debt Securities.

        The holders of not less than a majority of the principal amount of Subordinated Debt Securities of a particular series may, by written notice to the trustee under the Subordinated Debt Indenture, on behalf of all of the holders of Subordinated Debt Securities of such series, waive any default or Event of Default except in respect of: (a) the payment of principal, other amounts or interest, if any, on the Subordinated Debt Securities of such series; or (b) in respect of a covenant under the Subordinated Debt Indenture which cannot be modified or amended without the consent of the holder of each outstanding Subordinated Debt Security of such series. Upon such waiver, such default or Event of Default shall cease to exist and shall be deemed to have been cured for every purpose of the Subordinated Debt Indenture.

Modification and Waiver

        The Subordinated Debt Indenture provides that with the consent of the holders of not less than a majority in principal amount of all outstanding Subordinated Debt Securities of each series affected by such modification, delivered to us and the trustee under the Subordinated Debt Indenture, we and the trustee under the Subordinated Debt Indenture, may enter into an indenture or indentures supplemental to the Subordinated Debt Indenture for the purpose of modifying in any manner the rights of the holders of Subordinated Debt Securities or adding any provisions to or changing in any manner or eliminating any of the provisions of the Subordinated Debt Indenture; provided however, that no such supplemental indenture shall, without the consent of the holder of each outstanding Subordinated Debt Security of such series:

  (a)
  change the stated maturity of the principal, other amounts, if any, or any installment of principal, other amounts, if any, or interest, if any, on, any Subordinated Debt Security, or reduce the principal amount (or accreted value, as the case may be) thereof or the rate of interest thereon or accretions or any premium or other amounts payable upon the redemption, repurchase or repayment thereof, or change the manner in which the amount of any of the foregoing is determined, or reduce the amount of the principal (or accreted value, as the case may be) that would be due and payable upon a declaration of acceleration of the maturity, or change any place of payment where, or the applicable currency for, or impair the right to receive payment of principal, interest, if any, or other amounts, if any, on any holder's Subordinated Debt Securities on or after their respective due dates or to institute suit for the enforcement of any such payment;

  (b)
  reduce the percentage in principal amount of the outstanding Subordinated Debt Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Subordinated Debt Indenture or defaults or events of default and their consequences provided for in the Subordinated Debt Indenture;

  (c)
  modify any of the provisions regarding the establishment of supplemental indentures by the consent of a majority of the aggregate principal amount of the Subordinated Debt Securities or limitation on suits or the waiver of certain past defaults or compliance with certain covenants, except to increase any percentage required to establish such supplemental indenture or institute such suit or waive such default or covenant compliance or to provide that certain other provisions of the Subordinated Debt Indenture cannot be modified or waived without the consent of the holder of each outstanding Subordinated Debt Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any holder of Subordinated Debt Securities with respect to changes in the references to "the Trustee" in certain provisions of the Subordinated Debt Indenture;

  (d)
  modify any conversion ratio or otherwise impair conversion rights with respect to such outstanding Subordinated Debt Securities, except as expressly permitted by the terms of such outstanding Subordinated Debt Securities;

  (e)
  modify any redemption provisions applicable to such outstanding Subordinated Debt Securities;

  (f)
  directly or indirectly release any of the collateral or security interest in respect of such outstanding Subordinated Debt Securities, except as expressly permitted by the terms of such outstanding Subordinated Debt Securities;

  (g)
  modify the subordination provisions applicable to the outstanding Subordinated Debt Securities or the definition of "Senior Indebtedness" in a manner adverse to the holders of the Subordinated Debt Securities; or

  (h)
  change any obligations to pay additional amounts provided in the terms of such outstanding Subordinated Debt Securities.

        A supplemental indenture which changes or eliminates any covenant or other provisions of the Subordinated Debt Indenture which has expressly been included solely for the benefit of one or more particular series of Subordinated Debt Securities, or which modifies the rights of the holders of Subordinated Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Subordinated Debt Indenture of the holders of Subordinated Debt Securities of any other series.

        The Subordinated Debt Indenture or the Subordinated Debt Securities may be amended or supplemented, without the consent of any holder of such Subordinated Debt Securities in order to, among other things, cure any ambiguity, defect or inconsistency or to make any change, in any case, that does not materially adversely affect the interests of the holders of such Subordinated Debt Securities.

        Other actions by the holders of Subordinated Debt Securities may be taken with the written consent of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of each affected series or by ordinary resolution at a meeting of holders of such Subordinated Debt Securities. The Subordinated Debt Indenture provides that resolutions may be made either by vote in person or by written proxy at meetings of Subordinated Debt Security holders. Resolutions by vote at a meeting will not be binding upon Subordinated Debt Security holders (or, if the action to be taken affects the rights of holders of one or more series of Subordinated Debt Securities in a different manner than other holders, upon the holders of such affected series) unless passed by (i) at least a majority of the principal amount of Subordinated Debt Securities (or each affected series thereof) voted at a meeting where the holders of a majority of the principal amount of the outstanding Subordinated Debt Securities (or each affected series thereof) are present, subject to provisions providing for a specified percentage of the holders of the principal amount of Subordinated Debt Securities required to vote with respect to certain consents or waivers provided under the Subordinated Debt Indenture and provisions as to adjourned meetings, or (ii) the holders of a majority of the principal amount of Subordinated Debt Securities (or each affected series thereof) voted at a meeting where at least 25% of the principal amount of the outstanding Subordinated Debt Securities (or each affected series thereof) are present, in the case of a reconvened meeting.

Redemption for Changes in Canadian Tax Law

        We have the right to redeem, at any time, the Subordinated Debt Securities of a series, in whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice as described below, if:

  (a)
  we determine that (i) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or the Applicable Jurisdiction or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after a date or dates specified in the supplement to this Prospectus relating to such series of Subordinated Debt Securities, if any date is so specified, we have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts or Reorganization Additional Amounts with respect to any Subordinated Debt Security of such series, or there is more than an insubstantial risk that we could be denied the deduction of interest paid or payable in respect of the Subordinated Debt Security of such series in computing our income for the purposes of the Income Tax Act (Canada) or a Canadian provincial or territorial income tax statute, or (ii) on or after a date or dates specified in the supplement to this Prospectus relating to such series of Subordinated Debt Securities, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or the Applicable Jurisdiction or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (i) above, whether or not such action was taken or decision was rendered with respect to us, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the opinion of our counsel, will result in our obligation to pay, on the next succeeding date on which interest is due, Additional Amounts or Reorganization Additional Amounts with respect to any Subordinated Debt Security of such series or there is more than an insubstantial risk that we could be denied the deduction of interest paid or payable in respect of the Subordinated Debt Security of such series in computing our income for the purposes of the Income Tax Act (Canada) or a Canadian provincial or territorial income tax statute; and

  (b)
  we, in our business judgment, determine that any such obligation under (a) above cannot be avoided by the use of reasonable measures available to us;

provided, however, that (i) no such notice of redemption may be given earlier than 60 nor later than 30 days prior to the earliest date on which we would be obligated to pay such Additional Amounts or Reorganization

Additional Amounts were a payment in respect of the Subordinated Debt Securities then due or on which we would be denied the deduction of interest paid or payable in respect of the Subordinated Debt Securities, and (ii) at the time such notice of redemption is given, such obligation to pay such Additional Amounts or Reorganization Additional Amounts or such denial of the deductibility of interest remains in effect.

        The redemption price for the Subordinated Debt Securities in any such circumstance shall be 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption.

Canadian Withholding Taxes

        All payments made by or on behalf of us under or with respect to the Subordinated Debt Securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or any authority or agency therein or thereof having power to tax ("Canadian Taxes") unless we are required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency.

        If we are so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Subordinated Debt Securities, we will pay as additional interest such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder of Subordinated Debt Securities after such withholding or deduction (and after deducting any Canadian Taxes on such Additional Amounts) will not be less than the amount the holder of Subordinated Debt Securities would have received if such Canadian Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to a holder of Subordinated Debt Securities (an "Excluded Holder") in respect of the beneficial owner thereof:

  •
  with which we do not deal at arm's length (for purposes of the Income Tax Act (Canada)) at the time of the making of such payment;

  •
  which is subject to such Canadian Taxes by reason of the holder being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province thereof otherwise than by the mere holding of Subordinated Debt Securities or the receipt of payments thereunder; or

  •
  which is subject to such Canadian Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in, the rate of deduction or withholding of, such Canadian Taxes.

        We will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. We will indemnify and hold harmless each holder (other than an Excluded Holder) and, upon written request, reimburse each such holder for the amount excluding any Additional Amounts that have been previously paid by us with respect thereto of: (a) any Canadian Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the Subordinated Debt Securities; (b) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and (c) any Canadian Taxes imposed with respect to any reimbursement under clause (a) or (b) in this paragraph. All references herein to the payment of the principal of or interest on any Subordinated Debt Securities shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts would be payable.

        The foregoing obligations shall survive any termination, defeasance or discharge of the Subordinated Debt Indenture.

Governing Law

        The Subordinated Debt Indenture is, and the Subordinated Debt Securities will be, governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereunder that would indicate the applicability of the laws of any jurisdiction other than such state, and also subject to, and governed by, the provisions of the Trust Indenture Act required to be a part thereof.

DESCRIPTION OF THE SUBSCRIPTION RECEIPTS

        The Subscription Receipts may be offered separately or together with Equity Securities, Debt Securities, Warrants or Units, as the case may be. The Subscription Receipts will be issued under a subscription receipt agreement that will be entered into at the time of issuance of the Subscription Receipts.

        The particular terms and provisions of Subscription Receipts offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts. This description will include, where applicable:

  •
  the number of Subscription Receipts offered;

  •
  the price at which the Subscription Receipts will be offered;

  •
  if other than U.S. dollars, the currency or currency unit in which the Subscription Receipts are denominated;

  •
  the procedures for the exchange of the Subscription Receipts into Equity Securities, Debt Securities or other securities;

  •
  the number of Equity Securities, Debt Securities or other securities that may be obtained upon exercise of each Subscription Receipt;

  •
  the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

  •
  the terms applicable to the gross proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

  •
  material Canadian and U.S. federal income tax consequences of owning the Subscription Receipts; and

  •
  any other terms, conditions and rights (or limitations on such rights) of the Subscription Receipts.

        We reserve the right to set forth in a Prospectus Supplement specific terms of the Subscription Receipts that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Subscription Receipts described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Subscription Receipts.

        Pursuant to the subscription receipt agreement, original purchasers of Subscription Receipts will have a contractual right of rescission against us, following the issuance of the underlying Common Shares or other securities to such purchasers, upon the surrender or deemed surrender of the Subscription Receipts, to receive the amount paid for the Subscription Receipts in the event that this Prospectus and any amendment thereto contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days from the closing date of the offering of Subscription Receipts.

        We will not offer Subscription Receipts for sale separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the applicable Prospectus Supplement containing the specified terms of the Subscription Receipts to be offered separately is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the Subscription Receipts will be offered for sale.

 DESCRIPTION OF THE WARRANTS

        Warrants may be offered separately or together with Equity Securities, Debt Securities, Subscription Receipts or Units, as the case may be. Each series of Warrants will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies acting as warrant agent. The applicable Prospectus Supplement will include details of the warrant agreements covering the Warrants being offered. The warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants.

        The particular terms and provisions of Warrants offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Warrants.

        We will not offer Warrants for sale separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the applicable Prospectus Supplement containing the specified terms of the Warrants to be offered separately is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the Warrants will be offered for sale.

Equity Warrants

        The particular terms of each issue of Equity Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

  •
  the designation and aggregate number of Equity Warrants offered;

  •
  the price at which the Equity Warrants will be offered;

  •
  if other than U.S. dollars, the currency or currency unit in which the Equity Warrants are denominated;

  •
  the designation and terms of the Equity Securities that may be acquired upon exercise of the Equity Warrants;

  •
  the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

  •
  the number of Equity Securities that may be purchased upon exercise of each Equity Warrant and the price at which and currency or currencies in which that amount of securities may be purchased upon exercise of each Equity Warrant;

  •
  the designation and terms of any Securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each Security;

  •
  the date or dates, if any, on or after which the Equity Warrants and the related Securities will be transferable separately;

  •
  the minimum or maximum amount, if any, of Equity Warrants that may be exercised at any one time;

  •
  whether the Equity Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;

  •
  material Canadian and U.S. federal income tax consequences of owing the Equity Warrants; and

  •
  any other terms, conditions and rights (or limitations on such rights) of the Equity Warrants.

        We reserve the right to set forth in a Prospectus Supplement specific terms of the Equity Warrants that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Equity Warrants described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Equity Warrants.

Debt Warrants

        The particular terms of each issue of Debt Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

  •
  the designation and aggregate number of Debt Warrants offered;

  •
  the price at which the Debt Warrants will be offered;

  •
  if other than U.S. dollars, the currency or currency unit in which the Debt Warrants are denominated;

  •
  the designation and terms of the Debt Securities that may be acquired upon exercise of the Debt Warrants;

  •
  the date on which the right to exercise the Debt Warrants will commence and the date on which the right will expire;

  •
  the aggregate principal amount of Debt Securities that may be purchased upon exercise of each Debt Warrant and the price at which and currency or currencies in which that amount of securities may be purchased upon exercise of each Debt Warrant;

  •
  the designation and terms of any Securities with which the Debt Warrants are being offered, if any, and the number of Debt Warrants that will be offered with each Security;

  •
  the date or dates, if any, on or after which the Debt Warrants and the related Securities will be transferable separately;

  •
  the minimum or maximum amount, if any, of Debt Warrants that may be exercised at any one time;

  •
  whether the Debt Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;

  •
  material Canadian U.S. federal income tax consequences of owning the Debt Warrants; and

  •
  any other terms, conditions and rights (or limitations on such rights) of the Debt Warrants.

        We reserve the right to set forth in a Prospectus Supplement specific terms of the Debt Warrants that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Debt Warrants described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Debt Warrants.

DESCRIPTION OF THE UNITS

        Units are comprised of one or more of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately, at any time or at any time before a specified date.

        The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Units. This description will include, where applicable:

  •
  the designation and aggregate number of Units offered;

  •
  the price at which the Units will be offered;

  •
  if other than U.S. dollars, the currency or currency unit in which the Units are denominated;

  •
  the terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  the number of Securities that may be purchased upon exercise of the Securities comprising the Unit and the price at which and currency or currency unit in which that amount of Securities may be purchased upon exercise of the Securities comprising the Unit;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

  •
  whether the Units will be issued in fully registered or global form; and

  •
  any other material terms, conditions and rights (or limitations on such rights) of the Units.

        We reserve the right to set forth in a Prospectus Supplement specific terms of the Units that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Units described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Units.

CERTAIN INCOME TAX CONSIDERATIONS

        The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to an investor of acquiring, owing and disposing any Securities offered thereunder, including, for investors who are non-residents of Canada, whether the payments of principal, premium, if any, and interest on the Debt Securities or dividends on the Equity Securities, if any, will be subject to Canadian non-resident withholding tax.

        The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), including, to the extent applicable, any such consequences relating to Debt Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for United States federal income tax purposes or containing early redemption provisions or other special items.

PRIOR SALES

        During the 12-month period preceding the date of this Prospectus, we (i) granted 4,606,000 options to acquire an aggregate of 4,606,000 Common Shares at an average exercise price of $22.14; (ii) issued an aggregate of 372,092 Common Shares on the exercise of 316,240 options at an average exercise price of $9.71 and 55,852 options at an average exercise price of U.S.$6.89; (iii) issued 1,625,022 Common Shares pursuant to our dividend reinvestment plan; (iv) issued 70,000 Common Shares on March 14, 2011 on a "flow-through" basis at a subscription price of $25.57 pursuant to our amended and restated "flow-through" share purchase plan (the "Employee Share Purchase Plan"); and (v) issued 515,505 Common Shares on March 24, 2011 on a "flow-through" basis at a subscription price of $25.57 pursuant to our Employee Share Purchase Plan.

 MARKET FOR SECURITIES

        Our outstanding Common Shares are listed and posted for trading on the TSX and NYSE under the trading symbol "NXY". The following table sets forth the market price ranges and the aggregate volume of trading of the Common Shares on the TSX and NYSE for the periods indicated:

	Toronto Stock Exchange				New York Stock Exchange
	High ($)	Low ($)	Close ($)	Volume (Shares)	High (U.S.$)	Low (U.S.$)	Close (U.S.$)	Volume (Shares)
Period
2010
June	23.60	20.92	20.94	33,538,304	22.77	19.66	19.67	18,545,338
July	22.33	20.34	21.35	30,153,562	21.55	19.19	20.70	16,405,306
August	21.89	18.33	19.75	27,250,875	21.45	17.20	18.51	14,919,251
September	21.03	19.31	20.70	35,964,224	20.47	18.69	20.10	17,296,416
October	22.74	20.57	21.70	36,150,253	22.39	20.12	21.29	22,287,118
November	22.71	20.68	21.47	35,261,955	22.56	20.42	20.92	21,767,039
December	23.00	21.11	22.80	28,480,398	23.01	20.73	22.90	19,045,737
2011
January	25.33	21.57	25.15	34,908,743	25.29	21.71	25.15	29,041,295
February	26.62	22.18	26.51	45,046,740	27.40	22.47	27.31	38,605,716
March	27.11	23.43	24.17	42,888,514	27.94	23.97	24.92	47,347,052
April	25.03	21.71	25.03	31,788,860	26.44	22.65	26.43	29,210,135
May	25.47	21.15	22.35	34,434,065	26.82	21.60	23.10	37,620,636
June 1 - 6	22.52	21.20	21.27	4,501,141	23.20	21.61	21.71	7,789,680

        Our 7.35% subordinated notes due 2043 (the "7.35% Notes") are listed and posted for trading on the TSX under the trading symbol "NXY.PRU" and on the NYSE under the trading symbol "NXYPRB". The following table sets forth the market price ranges and the aggregate volume of trading of the 7.35% Notes on the TSX and NYSE for the periods indicated:

	Toronto Stock Exchange				New York Stock Exchange
	High ($)	Low ($)	Close ($)	Volume	High (U.S.$)	Low (U.S.$)	Close (U.S.$)	Volume
Period
2010
June	25.00	24.20	24.70	22,164	24.90	24.27	24.70	35,000
July	25.19	24.75	24.99	13,414	25.20	24.61	24.76	25,500
August	25.15	24.70	25.10	13,982	25.13	24.80	25.00	61,300
September	25.75	25.00	25.62	8,655	25.50	25.00	25.32	34,680
October	25.69	25.11	25.67	19,215	25.31	24.89	25.16	53,945
November	25.49	25.15	25.25	33,026	25.31	25.07	25.30	47,597
December	25.35	25.03	25.20	23,196	25.33	25.01	25.21	55,862
2011
January	25.74	25.11	25.20	24,115	25.42	24.99	25.14	40,027
February	25.88	25.06	25.50	17,873	25.35	25.05	25.34	33,073
March	25.88	25.00	25.48	23,356	25.50	25.16	25.35	38,213
April	25.70	25.05	25.20	25,896	25.59	25.04	25.34	56,528
May	25.60	25.20	25.60	9,996	25.49	25.20	25.36	23,267
June 1 - 6	25.60	25.50	25.60	2,380	25.46	25.36	25.36	10,086

 PLAN OF DISTRIBUTION

        We may sell Securities to or through underwriters or dealers and also may sell Securities directly to purchasers or through agents, subject to obtaining any applicable exemption from registration requirements.

        Underwriters, dealers or agents with respect to any offering of Securities sold to or through underwriters, dealers or agents will be named in the Prospectus Supplement relating to that particular offering of Securities. The Prospectus Supplement relating to a particular offering of Securities will also set forth the terms of the offering of the Securities, including, to the extent applicable, any fees, discounts or other remuneration payable to the underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the issue price (in the event the offering is a fixed price distribution), the manner of determining the issue price (in the event the offering is a non-fixed price distribution) and the proceeds that we will receive.

        Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution of the Securities. Without limiting the generality of the foregoing, we may also issue some or all of the Securities offered by this Prospectus in exchange for securities or assets of other entities which we may acquire in the future.

        In connection with the sale of Securities, underwriters may receive compensation from us or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any discounts or commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under applicable securities legislation.

        If so indicated in the applicable Prospectus Supplement, we may authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase the Securities directly from us pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable Prospectus Supplement or supplements, which will also set forth the commission payable for solicitation of these contracts.

        Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by us against certain liabilities, including liabilities under applicable securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        Each series of Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units will be a new issue of securities with no established trading market. Unless otherwise specified in a Prospectus Supplement relating to a series of Preferred Shares, Debt Securities, Subscription Receipts, Warrants or Units, such Securities will not be listed on any securities exchange. There is no market through which the Preferred Shares, Debt Securities, Subscription Receipts, Warrants or Units may be sold and purchasers may not be able to resell the Preferred Shares, Debt Securities, Subscription Receipts, Warrants or Units purchased under this Prospectus. This may affect the pricing of these securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Certain broker-dealers may make a market in the Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Preferred Shares, Debt Securities, Subscription Receipts, Warrants or Units, as applicable, or as to the liquidity of the trading market, if any, for such Securities.

 LEGAL MATTERS

        Unless otherwise specified in the Prospectus Supplement relating to any offering of Securities, certain legal matters relating to the offering of the Securities will be passed upon for us by Bennett Jones LLP, Calgary, Alberta with respect to Canadian federal law and Alberta law and by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York and Toronto, Ontario with respect to United States federal law and New York law. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

        The partners and associates of Bennett Jones LLP as a group beneficially own, directly or indirectly, less than 1% of our outstanding securities.

EXPERTS

        Deloitte & Touche LLP, our independent registered chartered accountants, are independent of the Corporation within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of Alberta and the rules and standards of the U.S. Public Company Accounting Oversight Board and the securities laws and regulations administered by the SEC.

        DeGolyer and MacNaughton, McDaniel & Associates Consultants Ltd. and Ryder Scott Company L.P. have evaluated and/or audited our reserves, as applicable, in their capacity as independent reserves evaluators, and each has provided an opinion dated January 21, 2011, January 27, 2011 and January 21, 2011, respectively, as more particularly described in our Annual Information Form which is incorporated by reference herein. The statements as to our reserves, which appear in or are incorporated by reference herein, have been so included or incorporated by reference upon authority, as experts, of DeGolyer and MacNaughton, McDaniel & Associates Consultants Ltd. and Ryder Scott Company L.P.

        Based on information provided by DeGolyer and MacNaughton, McDaniel & Associates Consultants Ltd. and Ryder Scott Company L.P., such entities or their "designated professionals", being any partners, employees or consultants of such independent reserves evaluators who participated in and who were in a position to directly influence the preparation of the relevant report, or any such person who, at the time of the preparation of the report was in a position to directly influence the outcome of the preparation of the report, do not beneficially own an interest, directly or indirectly, in any of our securities.

        In addition, Mr. Ian R. McDonald, an employee of the Corporation, has evaluated our reserves, as applicable, in his capacity as the Corporation's Internal Qualified Reserves Evaluator and has provided an opinion dated February 16, 2011, as more particularly described in our Annual Information Form, which is incorporated by reference herein. The statements as to the Corporation's reserves, which are incorporated by reference herein, have been incorporated by reference upon the authority, as an expert, of Mr. McDonald. Mr. McDonald beneficially owns, directly or indirectly, less than 1% of any class of the Corporation's securities.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been filed with the SEC as part of the registration statement of which this Prospectus is a part insofar as required by the SEC's Form F-10:

  •
  the documents listed under "Documents Incorporated by Reference" in this Prospectus;

  •
  the consent of our auditors Deloitte & Touche LLP;

  •
  the consent of internal qualified reserves evaluator Mr. Ian R. McDonald;

  •
  the consent of our Canadian legal counsel Bennett Jones LLP;

  •
  the consent of our independent petroleum consultants DeGolyer and MacNaughton;

  •
  the consent of our independent petroleum consultants McDaniel & Associates Consultants Ltd.;

  •
  the consent of our independent petroleum consultants Ryder Scott Company L.P.;

  •
  powers of attorney from our directors and officers;

  •
  Senior Debt Indenture, dated as of May 4, 2007, between Nexen and Deutsche Bank Trust Company Americas;

  •
  Subordinated Debt Indenture, dated as of November 4, 2003, between Nexen and Deutsche Bank Trust Company Americas; and

  •
  Statement of Eligibility of the Trustee, Deutsche Bank Trust Company Americas, on Form T-1.

 CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

        We have read the short form base shelf prospectus (the "Prospectus") of Nexen Inc. (the "Company") dated June 7, 2011, relating to the offer and sale of common shares, Class A preferred shares, senior debt securities, subordinated debt securities, subscription receipts, warrants to purchase equity securities, warrants to purchase debt securities and/or units having an aggregate initial offering price of up to U.S.$4,000,000,000. We have complied with Canadian generally accepted standards for an auditor's involvement with offering documents.

        We consent to the incorporation by reference into the above mentioned Prospectus of our report to the board of directors and shareholders of the Company on the consolidated balance sheets of the Company as at December 31, 2010 and 2009 and the consolidated statements of income, cash flows, equity and comprehensive income for each of the years in the three year period ended December 31, 2010. Our report is dated February 16, 2011.

Calgary, Canada	•
•, 2011	Independent Registered Chartered Accountants

 PART II

INFORMATION NOT REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Section 124 of the Canada Business Corporations Act (the "Act") provides as follows:

124. (1)   Indemnification. A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

  (2)
  Advance of Costs.    A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

  (3)
  Limitation.    A corporation may not indemnify an individual under subsection (1) unless the individual:

  (a)
  acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and

  (b)
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

  (4)
  Indemnification in derivative actions.    A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

  (5)
  Right to indemnity.    Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity:

  (a)
  was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

  (b)
  fulfills the conditions set out in subsection (3).

  (6)
  Insurance.    A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual:

  (a)
  in the individual's capacity as a director or officer of the corporation; or

  (b)
  in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

  (7)
  Application to Court.    A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

  (8)
  Notice to Director.    An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

  (9)
  Other Notice.    On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

Section 7 of the By-laws of Nexen Inc. (the "Registrant" or the "Corporation") contains the following provisions with respect to indemnification of the Registrant's directors and officers with respect to certain insurance maintained by the Registrant with respect to its indemnification obligations:

        7.01    Limitation of Liability.    Every director and officer of the Corporation shall act honestly and in good faith with a view to the best interests of the Corporation and shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, including reliance in good faith on:

    (a)
    financial statements of the Corporation represented to the director by an officer of the Corporation or in a written report of the auditor of the Corporation fairly to reflect the financial condition of the Corporation; or

    (b)
    a report of a person whose profession lends credibility to a statement made by the professional person.

        Subject to the above provisions, no director or officer is liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation are deposited, or for any loss occasioned by any error of judgement or oversight on the part of the director or officer, or for any other loss, damage or misfortune which happens in the execution of the duties of the office of director or officer; provided that nothing in this section relieves any director or officer from the duty to act in accordance with the Act or from liability for any breach of the Act.

        7.02    Indemnity.    Subject to the provisions of the Act, the Corporation shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by the individual in respect of any civil, criminal, administrative or investigative action or other proceeding in which the individual is involved because of that association with the Corporation or other entity if, exercising the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances:

    (a)
    the individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation's request; and

    (b)
    in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

        The Corporation shall also indemnify any of the persons set out above in any other circumstances which the Act or law permits or requires. Nothing in this by-law limits the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law to the extent permitted by the Act or law.

        7.03    Advance of Costs.    The Corporation may advance money to any director, officer or other individual for the costs, charges and expenses of a proceeding referred to in section 7.02. The individual, however, shall repay the money to the Corporation if the individual does not fulfil the conditions set out in subsection 7.02 (a) and, as applicable, subsection 7.02 (b).

        7.04    Insurance.    Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in section 7.02 against any liability incurred by such person in their capacity as a director or officer of the Corporation or of another body corporate where the individual acts or acted in that capacity at the Corporation's request.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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 EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
4.1	The Registrant's Management Proxy Circular dated February 28, 2011 relating to the annual general meeting of shareholders held on April 27, 2011 (incorporated by reference to the Registrant's Current Report on Form 6-K as filed with the Commission on March 25, 2011).
4.2	The Registrant's Management Proxy Circular dated March 1, 2010 relating to the annual general meeting of shareholders held on April 27, 2010 (incorporated by reference to the Registrant's Current Report on Form 6-K as filed with the Commission on March 24, 2010).
4.3	The Registrant's Annual Information Form dated February 16, 2011 (incorporated by reference to the Registrant's Annual Report on Form 40-F as filed with the Commission on February 24, 2011).
4.4	The consolidated balance sheets as at December 31, 2010 and 2009 and the consolidated statements of income, cash flows, shareholders' equity and comprehensive income for each of the three years ended December 31, 2010, together with the notes thereto and the auditors report thereon, as contained in the Registrant's Annual Report on Form 40-F dated February 16, 2011 for the year ended December 31, 2010 (incorporated by reference to the Registrant's Annual Report on Form 40-F as filed with the Commission on February 24, 2011).
4.5	Management's Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2010, as contained in the Registrant's Annual Report on Form 40-F dated February 16, 2011 for the year ended December 31, 2010 (incorporated by reference to the Registrant's Annual Report on Form 40-F as filed with the Commission on February 24, 2011).
4.6	Reports relating to the Company's reserves pursuant to National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities for the year ended December 31, 2010, including Form 51-101F1 Statement of Reserves Data and Other Oil and Gas Information, Form 51-101F2 Report on Reserves Data by Internal Qualified Reserves Evaluator and Form 51-101F3 Report of Management and Directors on Oil and Gas Disclosure (incorporated by reference to the Registrant's Annual Report on Form 40-F as filed with the Commission on February 24, 2011).
4.7	The Registrant's comparative interim consolidated financial statements as at and for the three month period ended March 31, 2011 (incorporated by reference to the Registrant's Current Report on Form 6-K as filed with the Commission on May 4, 2011).
4.8	Management's discussion and analysis of financial condition and results as at and for the three month period ended March 31, 2011 (incorporated by reference to the Registrant's Current Report on Form 6-K as filed with the Commission on May 4, 2011).
5.1*	Consent of Bennett Jones LLP.
5.2	Consent of Deloitte & Touche LLP.
5.3*	Consent of Mr. Ian R. McDonald, Internal Qualified Reserves Engineer.
5.4*	Consent of DeGolyer and MacNaughton.
5.5*	Consent of McDaniel & Associates Consultants Ltd.
5.6*	Consent of Ryder Scott Company, L.P.
6.1	Powers of Attorney (included on the signature page of this Registration Statement).
7.1	Senior Debt Indenture dated as of May 4, 2007, between the Registrant and Deutsche Bank Trust Company Americas (incorporated by reference to the Registrant's Current Report on Form 8-K as filed with the Commission on May 7, 2007).
7.2	Subordinated Debt Indenture dated as of November 4, 2003, between the Registrant and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 7.2 to Amendment No. 1 to the Registrant's Registration Statement on Form F-9 as filed with the Commission on October 22, 2003, Commission File No. 333-109747).
7.3*	Statement of Eligibility of the Trustee, Deutsche Bank Trust Company Americas, on Form T-l.

*
To be filed by Amendment.

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 PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

        At the time of filing of this Registration Statement on Form F-10, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

        Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement on Form F-10.

III-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on the 7th day of June, 2011.

NEXEN INC.
By:	/s/ MARVIN F. ROMANOW Name: Marvin F. Romanow Title: President and Chief Executive Officer and Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marvin F. Romanow, President and Chief Executive Officer, and Kevin J. Reinhart, Executive Vice President and Chief Financial Officer, or either of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 7, 2011.

Signature	Capacity

/s/ MARVIN F. ROMANOW Marvin F. Romanow	President and Chief Executive Officer and Director (Principal Executive Officer)
/s/ KEVIN J. REINHART Kevin J. Reinhart	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ BRENDON T. MULLER Brendon T. Muller	Controller and Vice President Insurance (Principal Accounting Officer)
/s/ ERIC B. MILLER Eric B. Miller	Senior Vice President, General Counsel and Secretary
/s/ WILLIAM B. BERRY William B. Berry	Director
/s/ ROBERT G. BERTRAM Robert G. Bertram	Director
/s/ DENNIS G. FLANAGAN Dennis G. Flanagan	Director
/s/ S. BARRY JACKSON S. Barry Jackson	Director
/s/ KEVIN J. JENKINS Kevin J. Jenkins	Director
/s/ A. ANNE MCLELLAN A. Anne Mclellan	Director
/s/ ERIC P. NEWELL Eric P. Newell	Director
/s/ THOMAS C. O'NEILL Thomas C. O'Neill	Director
/s/ FRANCIS M. SAVILLE Francis M. Saville	Director
/s/ JOHN M. WILSON John M. Willson	Director
/s/ VICTOR J. ZALESCHUK Victor J. Zaleschuk	Director

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on June 7, 2011.

NEXEN PETROLEUM U.S.A. INC.
By:	/s/ BRIAN REINSBOROUGH Name: Brian Reinsborough Title: President

 EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
4.1		The Registrant's Management Proxy Circular dated February 28, 2011 relating to the annual general meeting of shareholders held on April 27, 2011 (incorporated by reference to the Registrant's Current Report on Form 6-K as filed with the Commission on March 25, 2011).
4.2
The Registrant's Management Proxy Circular dated March 1, 2010 relating to the annual general meeting of shareholders held on April 27, 2010 (incorporated by reference to the Registrant's Current Report on Form 6-K as filed with the Commission on March 24, 2010).
4.3		The Registrant's Annual Information Form dated February 16, 2011 (incorporated by reference to the Registrant's Annual Report on Form 40-F as filed with the Commission on February 24, 2011).
4.4
The consolidated balance sheets as at December 31, 2010 and 2009 and the consolidated statements of income, cash flows, shareholders' equity and comprehensive income for each of the three years ended December 31, 2010, together with the notes thereto and the auditors' report thereon, as contained in the Registrant's Annual Report on Form 40-F dated February 16, 2011 for the year ended December 31, 2010 (incorporated by reference to the Registrant's Annual Report on Form 40-F as filed with the Commission on February 24, 2011).
4.5
Management's Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2010, as contained in the Registrant's Annual Report on Form 40-F dated February 16, 2011 for the year ended December 31, 2010 (incorporated by reference to the Registrant's Annual Report on Form 40-F as filed with the Commission on February 24, 2011).
4.6
Reports relating to the Company's reserves pursuant to National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities for the year ended December 31, 2010, including Form 51-101F1 Statement of Reserves Data and Other Oil and Gas Information, Form 51-101F2 Report on Reserves Data by Internal Qualified Reserves Evaluator and Form 51-101F3 Report of Management and Directors on Oil and Gas Disclosure (incorporated by reference to the Registrant's Annual Report on Form 40-F as filed with the Commission on February 24, 2011).
4.7
The Registrant's comparative interim consolidated financial statements as at and for the three month period ended March 31, 2011 (incorporated by reference to the Registrant's Current Report on Form 6-K as filed with the Commission on May 4, 2011).
4.8
Management's discussion and analysis of financial condition and results as at and for the three month period ended March 31, 2011 (incorporated by reference to the Registrant's Current Report on Form 6-K as filed with the Commission on May 4, 2011).
5.1	*	Consent of Bennett Jones LLP.
5.2		Consent of Deloitte & Touche LLP.
5.3	*	Consent of Mr. Ian R. McDonald, Internal Qualified Reserves Engineer.
5.4	*	Consent of DeGolyer and MacNaughton.
5.5	*	Consent of McDaniel & Associates Consultants Ltd.
5.6	*	Consent of Ryder Scott Company, L.P.
6.1		Powers of Attorney (included on the signature page of this Registration Statement).
7.1
Senior Debt Indenture dated as of May 4, 2007, between the Registrant and Deutsche Bank Trust Company Americas (incorporated by reference to the Registrant's Current Report on Form 8-K as filed with the Commission on May 7, 2007).
7.2
Subordinated Debt Indenture dated as of November 4, 2003, between the Registrant and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 7.2 to Amendment No. 1 to the Registrant's Registration Statement on Form F-9 as filed with the Commission on October 22, 2003, Commission File No. 333-109747).
7.3	*	Statement of Eligibility of the Trustee, Deutsche Bank Trust Company Americas, on Form T-l.

*
To be filed by Amendment.

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QuickLinks

CALCULATION OF REGISTRATION FEE
PART I PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS
TABLE OF CONTENTS
DEFINITIONS AND OTHER MATTERS
DOCUMENTS INCORPORATED BY REFERENCE
FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
ENFORCEABILITY OF CIVIL LIABILITIES
RISK FACTORS
NEXEN INC.
USE OF PROCEEDS
INTEREST COVERAGE
DESCRIPTION OF SHARE CAPITAL
DESCRIPTION OF THE DEBT SECURITIES
PARTICULAR TERMS OF THE SENIOR DEBT SECURITIES
PARTICULAR TERMS OF THE SUBORDINATED DEBT SECURITIES
DESCRIPTION OF THE SUBSCRIPTION RECEIPTS
DESCRIPTION OF THE WARRANTS
DESCRIPTION OF THE UNITS
CERTAIN INCOME TAX CONSIDERATIONS
PRIOR SALES
MARKET FOR SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
PART II INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
EXHIBITS
PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
  Item 1. Undertaking
  Item 2. Consent to Service of Process
SIGNATURES
POWER OF ATTORNEY
AUTHORIZED REPRESENTATIVE
EXHIBITS